UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
________________________

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Trinity Industries, Inc.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Trinity Industries, Inc.
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
To Be Held on May 7, 2018
2525 N. Stemmons Freeway
Dallas, Texas 75207-2401
www.trin.net
TO: Trinity Industries, Inc. Stockholders:
Please join us for the 2018 Annual Meeting of Stockholders of Trinity Industries, Inc. The meeting will be held at the principal executive offices of the Company, 2525 N. Stemmons Freeway, Dallas, Texas 75207, on Monday, May 7, 2018, at 8:30 a.m., Central Daylight Time.
At the meeting, the stockholders will act on the following matters:
(1) Election of the ten nominees named in the attached proxy statement as directors;
(2) Advisory vote on named executive officer compensation;
(3) Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018; and
(4) Any other matters that may properly come before the meeting.
All stockholders of record at the close of business on March 12, 2018 are entitled to vote at the meeting or any postponement or adjournment of the meeting. A list of the stockholders is available at the Company’s offices in Dallas, Texas.
By Order of the Board of Directors

BRYAN P. STEVENSON
Vice President, Associate General Counsel and Secretary
April 6, 2018

YOUR VOTE IS IMPORTANT!
Please vote as promptly as possible by using the internet or telephone or by signing, dating, and returning the enclosed proxy card to the address listed on the card.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 7, 2018:
This Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2017, are available for viewing, printing, and downloading at https://materials.proxyvote.com/896522.

PROXY STATEMENT SUMMARY
This summary highlights information contained in this Proxy Statement. It does not contain all information you should consider, and you should read the entire Proxy Statement carefully before voting.
Annual Meeting of Stockholders
Time and Date:	8:30 a.m., Central Daylight Time, May 7, 2018
Place:	2525 N. Stemmons Freeway, Dallas, Texas 75207
Record Date:	March 12, 2018
Voting:	Stockholders as of the record date are entitled to vote
Agenda and Voting Recommendations
Item	Description		Board Recommendation	Page
1	Election of Directors		FOR each nominee	12
2	Advisory vote to approve named executive officer compensation		FOR	16
3	Ratification of Ernst & Young LLP as independent auditors for 2018		FOR	17
Director Nominees
The following table provides summary information about each nominee for director. Each director is elected annually by a majority of votes cast.
Nominee	Age	Principal Occupation	Committees
Timothy R. Wallace	64	Chairman, Chief Executive Officer, and President, Trinity Industries, Inc.	None
John L. Adams	73	Former Chairman, Group 1 Automotive, Inc.	Finance and Governance
Rhys J. Best	71	Chairman (Non-Executive), MRC Global, Inc.	Finance and HR
David W. Biegler	71	Acting Chairman, President, and CEO, Southcross Energy Partners GP, LLC	Audit, Finance, and Governance
Antonio Carrillo	51	Former Chief Executive Officer of Mexichem S.A.B. de C.V.	Finance
Leldon E. Echols	62	Retired Executive Vice President and Chief Financial Officer, Centex Corporation	Audit, Finance, Governance, and HR
Ronald J. Gafford	68	Retired Chairman, Chief Executive Officer, and President, Austin Industries, Inc.	Governance and HR
Charles W. Matthews	73	Retired Vice President and General Counsel, Exxon Mobil Corporation	Governance and HR
Douglas L. Rock	71	Retired Chairman, Chief Executive Officer, and President, Smith International, Inc.	Audit and HR
Dunia A. Shive	57	Former Chief Executive Officer and President, Belo Corp.	Audit and Finance

Trinity Industries, Inc.
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 7, 2018
2525 N. Stemmons Freeway
Dallas, Texas 75207-2401
www.trin.net
This Proxy Statement is being mailed on or about April 6, 2018 to the stockholders of Trinity Industries, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2525 N. Stemmons Freeway, Dallas, Texas, on Monday, May 7, 2018, at 8:30 a.m., Central Daylight Time (the “Annual Meeting”), or at any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company’s mailing address is 2525 N. Stemmons Freeway, Dallas, Texas 75207.
You may vote in person by attending the meeting, by completing and returning a proxy by mail, or by using the internet or telephone. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card. To vote your proxy using the internet or telephone, see the instructions on the proxy form and have the proxy form available when you access the internet website or place your telephone call.
The named proxies will vote your shares according to your directions. If you sign and return your proxy but do not make any of the selections, the named proxies will vote your shares: (i) FOR election of the ten nominees for directors as set forth in this Proxy Statement, (ii) FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials, and (iii) FOR ratification of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018. The proxy may be revoked at any time before it is exercised by filing with the Company a written revocation addressed to the Corporate Secretary, by executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person.
The cost of soliciting proxies will be borne by the Company. In addition to the use of postal services or the internet, proxies may be solicited by directors, officers, and regular employees of the Company (none of whom will receive any additional compensation for any assistance they may provide in the solicitation of proxies) in person or by telephone. The Company has hired Georgeson, Inc. to assist in the solicitation of proxies at an estimated cost of $11,000 plus expenses.
The outstanding voting securities of the Company consist of shares of common stock, $0.01 par value per share (“Common Stock”). The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting, or any postponement or adjournment thereof, has been established by the Board of Directors as the close of business on March 12, 2018. At that date, there were outstanding and entitled to vote 150,320,955 shares of Common Stock.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.

Votes Required for Approval
Item	Description	Votes Required for Approval	Effect of Withheld Vote/Abstention
1	Election of Directors	Affirmative vote of a majority of the votes cast for the election of directors at the Annual Meeting
An incumbent director nominee who receives a greater number of votes “withheld” than “for” is required to tender his or her resignation, which will be accepted or rejected by the Board as more fully described in “Election of Directors.” An abstention will not count as a vote cast and therefore will not affect the outcome of the vote.

2	Advisory vote to approve named executive officer compensation	Affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting	An abstention will effectively count as a vote cast against this proposal.
3	Ratification of Ernst & Young LLP as independent auditors for 2018	Affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting	An abstention will effectively count as a vote cast against this proposal.
Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them individually. Shares of a stockholder who abstains from voting on any or all proposals will be included for the purpose of determining the presence of a quorum. Broker non-votes on any matter, as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, will be treated as votes not cast or as shares not entitled to vote with respect to that matter and will not affect the outcome of the vote. However, such shares will be considered present and entitled to vote for quorum purposes so long as they are entitled to vote on other matters.

CORPORATE GOVERNANCE
The business affairs of the Company are managed under the direction of the Board of Directors (also referred to in this proxy statement as the “Board”) in accordance with the General Corporation Law of the State of Delaware and the Company’s Certificate of Incorporation and Bylaws. The role of the Board of Directors is to oversee the management of the Company for the benefit of the stockholders. This responsibility includes monitoring senior management’s conduct of the Company’s business operations and affairs; reviewing and approving the Company’s financial objectives, strategies, and plans; risk management oversight; evaluating the performance of the Chief Executive Officer and other executive officers; and overseeing the Company’s policies and procedures regarding corporate governance, legal compliance, ethical conduct, and maintenance of financial and accounting controls.
The Board of Directors first adopted Corporate Governance Principles in 1998, which are reviewed annually by the Corporate Governance and Directors Nominating Committee and were last amended in December 2015. The Company has a long-standing Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the Chief Executive Officer, the Chief Financial Officer, and principal accounting officer, as well as the Board of Directors. The Company intends to post any amendments to or waivers from its Code of Business Conduct and Ethics on the Company’s website to the extent applicable to an executive officer or a director of the Company. The Corporate Governance Principles and the Code of Business Conduct and Ethics are available on the Company’s web site at www.trin.net under the heading “Investor Relations — Governance — Governance Documents.”
The directors hold regular and special meetings and spend such time on the affairs of the Company as their duties require. During 2017, the Board of Directors held thirteen meetings. The Board also meets regularly in non-management executive sessions. The Board selects the Presiding Director, who serves as the lead independent director and chairs the non-management executive sessions. Mr. Leldon E. Echols currently serves in that capacity. In 2017, all directors of the Company attended at least 75% of the meetings of the Board of Directors and the committees on which they served. It is Company policy that each director is expected to attend the Annual Meeting. All of our eleven directors were in attendance at the 2017 Annual Meeting.

 Independence of Directors

The Board of Directors makes all determinations with respect to director independence in accordance with the New York Stock Exchange (“NYSE”) listing standards and the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”). In addition, the Board of Directors established certain guidelines to assist it in making any such determinations regarding director independence (the “Independence Guidelines”), which are available on the Company’s website at www.trin.net under the heading “Investor Relations — Governance — Governance Documents — Categorical Standards of Director Independence.” The Independence Guidelines set forth commercial and charitable relationships that may not rise to the level of material relationships that would impair a director’s independence as set forth in the NYSE listing standards and SEC rules and regulations. The determination of whether such relationships as described in the Independence Guidelines actually impair a director’s independence is made by the Board on a case-by-case basis.
The Board undertook its annual review of director independence and considered transactions and relationships between each director, or any member of his or her immediate family, and the Company and its subsidiaries and affiliates. In making its determination, the Board applied the NYSE listing standards and SEC rules and regulations together with the Independence Guidelines. In making such determinations, the Board, amongst other things, considered the transactions described below.
Antonio Carrillo was an employee of the Company until late May 2012 and has served as the Chief Executive Officer of Mexichem S.A.B. de C.V. (“Mexichem”). He has accepted the position to be the President and Chief Executive Officer of the new spun-off infrastructure-related businesses upon the completion of the spin-off, if it occurs. Although Mr. Carrillo is no longer considered an independent director, he was considered independent for

CORPORATE GOVERNANCE

2017. The Company periodically sells products to and receives leasing revenue from subsidiaries of Mexichem. These transactions involved less than 2% of the consolidated gross revenues of Mexichem and the Company for each fiscal year since January 1, 2015. The amounts involved in these transactions for 2015, 2016, and 2017 were, respectively, $919,344, $957,021 and $1,056,342. These transactions were conducted in the ordinary course of business, at arms-length.
Dunia A. Shive was a Senior Vice President of TEGNA Inc., formerly known as Gannett Co., Inc. (“TEGNA”) until June 2017. The Company purchases human resources-related services from a subsidiary of TEGNA from time to time. These transactions involved less than 2% of the consolidated gross revenues of TEGNA and the Company for each fiscal year since January 1, 2015. The amounts involved in these transactions for 2015, 2016, and 2017 were, respectively, $292,750, $353,813 and $194,923. These transactions were conducted in the ordinary course of business, at arms-length.
As a result of its review, the Board affirmatively determined that the following directors are independent of the Company and its management under the standards set forth in the listing standards of the NYSE and the SEC rules and regulations: John L. Adams, Rhys J. Best, David W. Biegler, Leldon E. Echols, Ronald J. Gafford, Adrian Lajous, Charles W. Matthews, Douglas L. Rock, and Dunia A. Shive. The Board determined that Timothy R. Wallace and Antonio Carrillo are not independent because of their employment by the Company.

Board Leadership Structure

Mr. Wallace serves as the Chairman, Chief Executive Officer, and President of the Company. As stated in the Corporate Governance Principles, the Board believes that the decision as to whether the offices of Chairman and Chief Executive Officer should be combined or separated is the responsibility of the Board. The members of the Board possess experience and unique knowledge of the challenges and opportunities the Company faces. They are, therefore, in the best position to evaluate the current and future needs of the Company and to judge how the capabilities of the directors and senior managers can be most effectively organized to meet those needs. Given his deep knowledge of and long tenure with the Company, and his experience in leading it through a range of business environments, the Board believes that the most effective leadership structure for the Company is to have Mr. Wallace serve as both Chairman and Chief Executive Officer.
While Mr. Wallace serves as both Chairman and Chief Executive Officer, with the exception of Mr. Carrillo, all other directors are independent. After considering the recommendations of the Human Resources Committee, the independent directors determine Mr. Wallace’s compensation. Further, the Company has four standing committees and an independent Presiding Director. Mr. Wallace does not serve on any Board committee. The Board routinely holds executive succession planning discussions with the Vice President of Organizational Development and Mr. Wallace with respect to all executive officer positions. The Board believes that each of these measures helps to mitigate risks in having Mr. Wallace serve as both Chairman and Chief Executive Officer. For these reasons, the Board believes that this leadership structure is effective for the Company.
Mr. Echols currently serves as Presiding Director. The Presiding Director has the following roles and responsibilities:

•	serve as a member of the Corporate Governance and Directors Nominating Committee;

•	preside at each executive session of non-management and independent directors;

•	preside at all meetings when the Chairman and Chief Executive Officer is not present;

•	review board meeting agendas to ensure needed topics are covered throughout the year, develop agendas for executive sessions of non-management and independent directors;

•	serve as the principal liaison to advise the Company’s Chairman and Chief Executive Officer of actions and/or suggestions taken or made during executive sessions;

•	confer periodically with the Chairman and Chief Executive Officer regarding the quality, quantity, and timeliness of information to be furnished from time to time to the members of the Board;

CORPORATE GOVERNANCE

•
to the extent that the Presiding Director is not the Chairman of the Corporate Governance and Directors Nominating Committee, the Presiding Director assists the Chairman of the Corporate Governance and Directors Nominating Committee in planning and executing each self-evaluation process of the Board;

•
in those instances where an ongoing dialog between the stockholders and the non-management directors is appropriate, serve as a conduit for communications between the stockholders and the non-management directors; and

•	perform such other duties as the Board from time to time may assign.

Board Committees

The standing committees of the Board of Directors are the Audit Committee, Corporate Governance and Directors Nominating Committee, Finance and Risk Committee, and Human Resources Committee. Each of the committees is governed by a charter, current copies of which are available on the Company’s website at www.trin.net under the heading “Investor Relations — Governance — Governance Documents.” Mr. Wallace, Chairman, Chief Executive Officer, and President (collectively referred to as the “CEO”) of the Company, does not serve on any Board committee. Director membership of the committees is identified below.

Director	Audit Committee	Corporate Governance & Directors Nominating Committee	Finance & Risk Committee	Human Resources Committee
John L. Adams		*	**
Rhys J. Best			*	**
David W. Biegler	*	*	*
Antonio Carrillo			*
Leldon E. Echols	**	*	*	*
Ronald J. Gafford		*		*
Adrian Lajous	*		*
Charles W. Matthews		**		*
Douglas L. Rock	*			*
Dunia A. Shive	*		*
  * Member
** Chair

Audit Committee
The Audit Committee’s function is to oversee, on behalf of the Board, (i) the integrity of the Company’s financial statements and related disclosures; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, independence, and performance of the Company’s independent auditing firm; (iv) the performance of the Company’s internal audit function; (v) the Company’s internal accounting and disclosure control systems and practices; (vi) the Company’s procedures for monitoring compliance with its Code of Business Conduct and Ethics; and (vii) the Company’s policies and procedures with respect to risk assessment, management, and mitigation. In carrying out its function, the Audit Committee (a) reviews with management, the chief audit executive, and the independent auditors the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent auditors upon the financial condition of the Company and its accounting controls and procedures; (b) reviews with management its processes and policies related to risk assessment, management, and mitigation, compliance with

CORPORATE GOVERNANCE

corporate policies, compliance programs, internal controls, corporate aircraft usage, and summaries of management’s travel and entertainment reports; and (c) performs such other matters as the Audit Committee deems appropriate.
The Audit Committee also pre-approves all auditing and all allowable non-audit services provided to the Company by the independent auditors. The Audit Committee selects and retains the independent auditors for the Company, subject to stockholder ratification, and approves audit fees. The Audit Committee met seven times during 2017. The Board of Directors has determined that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the listing standards of the NYSE. The Board has determined that Mr. Echols, Chair of the Audit Committee, Mr. Biegler, Mr. Rock, and Ms. Shive are each qualified as an audit committee financial expert within the meaning of SEC regulations.

Corporate Governance and Directors Nominating Committee
The functions of the Corporate Governance and Directors Nominating Committee (the “Governance Committee”) are to identify and recommend to the Board individuals qualified to be nominated for election to the Board; review the qualifications of the members of each committee (including the independence of directors) to ensure that each committee’s membership meets applicable criteria established by the SEC and NYSE; recommend to the Board the members and Chairperson for each Board committee; periodically review and assess the Company’s Corporate Governance Principles and the Company’s Code of Business Conduct and Ethics and make recommendations for changes thereto to the Board; periodically review the Company’s orientation program for new directors and the Company’s practices for continuing education of existing directors; annually review director compensation and benefits and make recommendations to the Board regarding director compensation and benefits; review, approve, and ratify all transactions with related persons that are required to be disclosed under the rules of the SEC; annually conduct an individual director performance review of each incumbent director; and oversee the annual self-evaluation of the performance of the Board. Each of the members of the Governance Committee is an independent director under the NYSE listing standards. The Governance Committee met three times during 2017.
In performing its annual review of director compensation, the Governance Committee utilizes independent compensation consultants from time to time to assist in making its recommendations to the Board. The Governance Committee reviewed the director compensation in 2017, considered benchmarking information provided by Meridian Compensation Partners, LLC (the “Compensation Consultant”), and recommended some changes effective January 1, 2018, as discussed in “Director Compensation.”
The Governance Committee will consider director candidates recommended to it by stockholders. In considering candidates submitted by stockholders, the Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•
the name of the stockholder, evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership, and a description of all arrangements or understandings regarding the submittal between the stockholder and the recommended candidate; and

•
the name, age, business and residence addresses of the candidate, the candidate’s résumé or a listing of his or her qualifications to be a director of the Company, and the person’s consent to be a director if selected by the Governance Committee, nominated by the Board, and elected by the stockholders.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 2525 N. Stemmons Freeway, Dallas, Texas 75207 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the date the Company’s proxy statement was released in connection with the previous year’s Annual Meeting of Stockholders.
The Governance Committee believes that the qualifications for serving as a director of the Company are that a nominee demonstrate depth of experience at the policy-making level in business, government, or education; possess the ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the

CORPORATE GOVERNANCE

Company and a willingness to exercise independent judgment; and have an impeccable reputation for honest and ethical conduct in both professional and personal activities. In addition, the Governance Committee examines a candidate’s time availability, the candidate’s ability to make analytical and probing inquiries, and financial independence to ensure he or she will not be financially dependent on director compensation.
The Governance Committee identifies potential nominees by asking, from time to time, current directors and executive officers for their recommendations of persons meeting the criteria described above who might be available to serve on the Board. The Governance Committee may also engage firms that specialize in identifying director candidates. As described above, the Governance Committee will also consider candidates recommended by stockholders.
Once a person has been identified as a potential candidate, the Governance Committee makes an initial determination regarding the need for additional Board members to fill vacancies or expand the size of the Board. If the Governance Committee determines that additional consideration is warranted, the Governance Committee will review such information and conduct interviews as it deems necessary to fully evaluate each director candidate. In addition to the qualifications of a candidate, the Governance Committee will consider such relevant factors as it deems appropriate, including the current composition of the Board, the evaluations of other prospective nominees, and the need for any required expertise on the Board or one of its committees. The Governance Committee considers potential candidates in light of the skills, experience, and attributes (i) possessed by current directors and (ii) that the Board has identified as important for new directors to possess. The Governance Committee also contemplates multiple dynamics that promote and advance diversity among its members. Although the Governance Committee does not have a formal diversity policy, the Governance Committee considers a number of factors regarding diversity of personal and professional backgrounds (both domestic and international), national origins, specialized skills and acumen, and breadth of experience in industry, manufacturing, financing transactions, and business combinations. The Governance Committee’s evaluation process will not vary based on whether or not a candidate is recommended by a stockholder.

Finance and Risk Committee
The duties of the Finance and Risk Committee (the “Finance Committee”) include reviewing significant acquisitions and dispositions of businesses or assets and authorizing such transactions within limits prescribed by the Board; periodically reviewing the Company’s financial status and compliance with debt instruments; reviewing and making recommendations to the Board regarding financings and refinancing; authorizing financings and refinancing within limits prescribed by the Board; reviewing and assessing risk and litigation exposure related to the Company’s operations; monitoring the funds for the Company’s benefit plans; reviewing the Company's liquidity; reviewing stockholder returns including the Company's dividend and share repurchase program; and reviewing the Company’s insurance coverages. In addition, the Finance Committee periodically identifies, assesses, and reviews the business, commercial, operational, financial, and other risks associated with the Company's products and services. The Finance Committee met five times in 2017.

Human Resources Committee
The Human Resources Committee (the “HR Committee”) makes recommendations to the Board of Directors in its responsibilities relating to the fair and competitive compensation of the Company’s CEO. The HR Committee has been delegated authority by the Board of Directors to make compensation decisions with respect to the other named executive officers (as defined below). Each of the members of the HR Committee is an independent director under the NYSE listing standards, including those standards applicable specifically to members of compensation committees. The HR Committee met five times during 2017.
The HR Committee reviews management succession planning and approves awards under the Company’s incentive compensation and equity based plans. The HR Committee annually evaluates the leadership and performance of Mr. Wallace, the Company’s CEO and recommends his compensation to the Company’s independent directors. The independent directors are responsible for approving the CEO’s compensation. The

CORPORATE GOVERNANCE

CEO provides to the HR Committee his assessment of the performance of the other named executive officers. The HR Committee also has direct access to the Company’s key leaders. The HR Committee reviews and approves compensation for the Chief Financial Officer (the “CFO”) and the other executive officers named in the “Summary Compensation Table.” The CEO, the CFO, and the other executive officers named in the “Summary Compensation Table” are referred to in this proxy statement as the “named executive officers.”
The Role of the Compensation Consultant
The HR Committee retains an independent executive compensation consultant to provide an assessment of the Company’s executive compensation programs and to perform five key tasks. The consultant (i) reviews and assists in the design of the Company’s compensation programs, (ii) provides insight into executive compensation practices used by other companies, (iii) benchmarks the Company’s executive compensation pay levels with relevant peer survey data, (iv) provides proxy disclosure information for comparator companies, and (v) provides input to the HR Committee on the risk assessment, structure, and overall competitiveness of the Company’s executive compensation programs.
The HR Committee retained the services of the Compensation Consultant to assist in providing an independent assessment of the executive compensation programs. Meridian Compensation Partners, LLC was the HR Committee’s sole compensation consultant in 2017 and was chosen given its (i) depth of resources, (ii) content expertise, and (iii) extensive experience. The Compensation Consultant reported directly to the HR Committee for the purposes of advising it on matters relating to 2017 executive compensation. The services of the Compensation Consultant were used only in conjunction with executive compensation matters and to provide benchmarking information regarding director compensation and compensation trends for similar companies. The Compensation Consultant was not retained by the Company for any purpose. The Compensation Consultant’s ownership structure, limited service lines, and policies and procedures are designed to ensure that the Compensation Consultant’s work for the HR Committee does not raise any conflicts of interest. The amount of fees paid in 2017 to the Compensation Consultant by the Company represented less than 1% of the Compensation Consultant’s total annual revenues for 2017. The internal policies of the Compensation Consultant prohibit its partners, consultants, and employees from engaging in conduct that could give rise to conflicts of interest and from buying, selling, and trading in the securities of client companies when that partner, consultant, or employee is providing consulting services to the client. The employees of the Compensation Consultant providing consulting services to the HR Committee have no other business or personal relationship with any member of the HR Committee or any executive officer of the Company. After a review of these factors and the considerations outlined in applicable SEC and NYSE rules, the HR Committee has concluded that the work of the Compensation Consultant has not raised any conflicts of interest and that the Compensation Consultant is independent from the Company and from management.
The HR Committee instructed the Compensation Consultant to provide analyses, insight, and benchmarking information for 2017 on the named executive officers and other key executives to determine whether the compensation packages for these executives were competitive with the market and met the Company’s objectives. The Compensation Consultant was instructed to:

•	review the total direct compensation (base salary, annual incentive, and long-term incentive);

•	help identify and confirm that the comparator companies selected by the HR Committee were appropriate; and

•	gather publicly-traded comparator company proxies and peer survey data to ascertain market competitive rates for the named executive officers.
The Compensation Consultant benchmarked all cash and equity components of compensation for 2017, excluding the Executive Perquisite Allowance and deferred compensation, and, for each position, determined certain percentile benchmarks.
The Role of Management
The CEO, the CFO, and the Chief Administrative Officer work with the HR Committee and the Compensation Consultant to develop the framework and design the plans for all compensation components. The CEO and CFO recommend the financial performance measurements for the annual incentive awards and the long-term performance-based equity awards, subject to HR Committee approval. The CFO certifies the achievement of

CORPORATE GOVERNANCE

these financial performance measures. The HR Committee recommends Mr. Wallace’s compensation to the independent directors for their approval. The CEO makes recommendations to the HR Committee on compensation for each of the other named executive officers.
The Role of the HR Committee
Throughout the year, the CEO provides the HR Committee with his ongoing assessment of the performance of the other named executive officers. These assessments provide background information for any adjustment to base salary, annual incentive, or long-term incentive. Both annual incentives and long-term incentives are established with threshold, target, and maximum payout levels.
The HR Committee realizes that benchmarking and comparing peer group proxy disclosure data require certain levels of interpretation due to the complexities associated with executive compensation plans. The HR Committee uses the benchmarking information and the peer group proxy disclosure data provided by the Compensation Consultant as general guidelines and makes adjustments to compensation levels based on what the HR Committee believes is in the best interests of the Company’s stockholders. The HR Committee uses its judgment and bases its consideration of each executive’s compensation on performance in respect to the value of the executive’s contributions to the Company, the executive’s tenure, and peer survey data that establishes the ranges against which compensation is benchmarked.

Board’s Role in Risk Oversight

The Audit Committee has the responsibility to oversee the Company’s policies and procedures relating to risk assessment, management, and mitigation. The Finance Committee has the responsibility to review and assess risk exposure related to the Company’s operations, including safety, environmental, financial, contingent liabilities, and other risks that may be material to the Company, as well as the activities of management in identifying, assessing, and mitigating against business, commercial, operational, financial, and personal risks associated with the Company’s products and services. The Finance Committee accomplishes this responsibility as described at “www.trin.net — Investor Relations — Governance — Governance Documents — Finance and Risk Committee Charter.” In addition, the Audit Committee, in its discretion, reviews the Company’s major risks and exposures, including (i) any special-purpose entities, complex financing transactions and related off-balance sheet accounting matters and (ii) legal matters that may significantly impact the Company’s financial statements or risk management.

Risk Assessment of Compensation Policies and Practices

The Company conducts a detailed risk assessment of its compensation policies and practices (the “Compensation Policies”) for its employees, including its executive officers. Participants in the Compensation Policies risk assessment include the Company’s management, human resources group, internal audit group, Enterprise Risk Management Committee (which consists of senior corporate and business segment executives who meet regularly to identify and review risks and assess exposures), the Compensation Consultant, and the HR Committee.
At the request of the HR Committee, the Compensation Consultant performs a risk assessment with respect to the Compensation Policies applicable to executive officers. The Compensation Consultant did not find any excessive risk in its review of the Compensation Policies applicable to executive officers.
Also, representatives of the Company’s management, human resources group, and internal audit group review the Compensation Policies and meet to discuss and assess the likelihood and potential impact of the risk presented by the Compensation Policies and present findings to the Company’s internal Enterprise Risk Management Committee. The Enterprise Risk Management Committee considers these findings and assessments and reviews the Compensation Policies and the Compensation Consultant’s risk assessment. The

CORPORATE GOVERNANCE

Enterprise Risk Management Committee has concluded that the Compensation Policies are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

Messrs. Best, Echols, Gafford, Matthews, and Rock served on the HR Committee during the last completed fiscal year. None of the members of the HR Committee had ever served as an executive officer or employee of the Company or any of its subsidiaries. There were no compensation committee interlocks during 2017.

Communications with Directors

The Board has established a process to receive communications by mail from stockholders and other interested parties. Stockholders and other interested parties may contact any member of the Board, including the Presiding Director, Mr. Echols, or the non-management directors as a group, any Board committee or any chair of any such committee. To communicate with the Board of Directors, any individual director, or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 2525 N. Stemmons Freeway, Dallas, Texas 75207.
All communications received as set forth in the preceding paragraph will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents represent a message to directors. Any contents that are not in the nature of advertising, promotions of a product or service, or offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

PROPOSAL 1 — ELECTION OF DIRECTORS
The Board of Directors currently consists of eleven members.
Following a recommendation from the Governance Committee, each of John L. Adams, Rhys J. Best, David W. Biegler, Antonio Carrillo, Leldon E. Echols, Ronald J. Gafford, Charles W. Matthews, Douglas L. Rock, Dunia A. Shive, and Timothy R. Wallace have been nominated by the Board for election at the Annual Meeting to hold office until the next Annual Meeting or the election of their respective successors. Each of them is a current member of the Board. The Board of Directors has determined that all of the director nominees other than Mr. Wallace, the Company's CEO, and Mr. Carrillo, who has accepted the position to become the President and Chief Executive Officer of the new spun-off infrastructure-related businesses upon the completion of the spin-off, if it occurs, are “independent directors.” Therefore, the Board of Directors has concluded that Mr. Wallace and Mr. Carrillo are not independent directors. Mr. Lajous is retiring from the Board of Directors and therefore has not been renominated for election at the Annual Meeting.
An incumbent director nominee who receives a greater number of votes “withheld” than “for” in an uncontested election is required to tender his or her resignation for consideration by the Governance Committee and the Board (with the affected director recusing himself or herself from the deliberations). The Board will be free to accept or reject the resignation and will make its decision known publicly within 90 days of certification of the vote results. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy.
The Board of Directors believes that each of the director nominees possesses the qualifications described at “www.trin.net — Investor Relations — Governance — Governance Documents — Corporate Governance and Directors Nominating Committee Charter.” That is, the Board believes that each nominee possesses: (i) deep experience at the policy making level in business, government, or education; (ii) the ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company; (iii) a willingness to exercise independent judgment; and (iv) an impeccable reputation for honest and ethical conduct in both professional and personal activities.
The information provided below is biographical information about each of the nominees, as well as a description of the experience, qualifications, attributes, or skills that led the Board to conclude that the individual should be nominated for election as a director of the Company.

Nominees

Timothy R. Wallace, 64. Director since 1992. Mr. Wallace has been Chairman, Chief Executive Officer, and President of the Company since 1999.
Mr. Wallace joined the Company in 1975. During his long tenure with the Company, Mr. Wallace has consistently shown strong performance in a variety of roles, requiring a wide range of business and interpersonal skills. He has provided excellent leadership to the Company in his current positions, exhibiting sound judgment and business acumen.
John L. Adams, 73. Director since 2007. Mr. Adams is Chairman of the Finance Committee and a member of the Governance Committee. Mr. Adams served as Executive Vice President of the Company from 1999 to 2005, serving thereafter on a part-time basis as Vice Chairman until leaving the employ of the Company to join the Board of Directors in 2007. Prior to joining the Company, Mr. Adams was with Texas Commerce Bank (now part of JPMorgan Chase) for 25 years, with his last position being Chairman, President, and CEO. Mr. Adams is the former Chairman of Group 1 Automotive, Inc., a NYSE company engaged in the ownership and operation of 153 automotive dealerships and 35 collision centers in the U.S., U.K., and Brazil, where he continues to serve as a director and Chairman of the finance and risk management committee. From 2008 to 2015, he served as a director of Dr Pepper Snapple Group, Inc., a leading brand owner, bottler, and distributor of non-alcoholic beverages in the U.S., Canada, and Mexico.
As a result of his past employment by the Company, Mr. Adams brings significant knowledge and understanding of the Company’s products, services, operations, and business environment. In addition, he has experience as a

PROPOSAL 1 - ELECTION OF DIRECTORS

senior executive in the banking industry, which provides the Board with financial transaction experience. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.
Rhys J. Best, 71. Director since 2005. Mr. Best is Chair of the HR Committee and a member of the Finance Committee. Mr. Best is Chairman (Non-Executive) of MRC Global, Inc., a company engaged in the distribution of industrial pipe, valve, and fitting products. Beginning in 1999, Mr. Best served as Chairman, President, and Chief Executive Officer of Lone Star Technologies, Inc., a company engaged in the production and marketing of casing, tubing, line pipe, and couplings for the oil and gas, industrial, automotive, and power generation industries. He was also a director of, and remained in these positions with, Lone Star Technologies, Inc., until its acquisition by United States Steel Corporation in 2007. Mr. Best has been engaged in private investments since 2007. He is on the Board of Directors of Austin Industries, Inc., a privately-held, employee-owned, civil, commercial, and industrial construction company. Mr. Best is a member of the board of directors of Cabot Oil & Gas Corporation, a leading North American oil and gas exploration and production company. He is a member of the board of directors of Commercial Metals Corporation, which recycles, manufactures, and markets steel and metal products and related materials. From 2004 to 2014, he served on the board of directors of Crosstex Energy, L.P., an energy company engaged in the gathering, transmission, treating, processing, and marketing of natural gas and natural gas liquids. He also served as Chairman (Non-Executive) of Crosstex from 2009 to 2014.
Mr. Best has extensive experience in managing and leading significant industrial enterprises. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations, including its international operations and future international opportunities.
David W. Biegler, 71. Director since 1992. Mr. Biegler is a member of the Audit Committee, the Governance Committee, and the Finance Committee. Mr. Biegler serves as a director of Southcross Energy Partners GP, LLC (“Southcross GP”), and has served since March 2018 as acting Chairman, President, and Chief Executive Officer, served as Chairman since 2015, as Chairman, President, and Chief Executive Officer from 2012 to 2015, and as Chairman and Chief Executive Officer from 2011 to 2012. Southcross GP is the general partner of Southcross Energy Partners, L.P. (“Southcross LP”), a company engaged in natural gas transportation and processing. Mr. Biegler served as Chairman of Southcross Holdings LP ("Southcross Holdings"), which is currently the sole owner of Southcross GP, from August 2014 to January 2017, and served as its Chief Executive Officer from August 2014 to December 2014. From 2009 to 2011, Mr. Biegler served as Chairman and Chief Executive Officer of a predecessor to Southcross LP. Mr. Biegler also served as a director of Dynegy, Inc., a company engaged in power generation, from 2003 to 2011, and interim President and Chief Executive Officer of Dynegy, Inc. from March 2011 to April 2011. He retired as Vice Chairman of TXU Corp., a company engaged in the generation, transmission, and sale of electricity, at the end of 2001, having served TXU Corp. as President and Chief Operating Officer from 1997 to 2001. Mr. Biegler is also a director of Southwest Airlines, Inc., a major airline; and Austin Industries, Inc. In November 2011, after Mr. Biegler had resigned from the Dynegy, Inc. board of directors, certain subsidiaries of Dynegy, Inc. filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code. Southcross Holdings filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in March 2016.
Mr. Biegler has broad experience in managing and leading significant industrial enterprises. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.
Antonio Carrillo, 51. Director since 2014. Mr. Carrillo is a member of the Finance Committee. Mr. Carrillo has accepted the position to become the President and Chief Executive Officer of the new spun-off infrastructure-related businesses upon the completion of the spin-off, if it occurs. Mr. Carrillo served as Chief Executive Officer of Mexichem S.A.B. de C.V., a global specialty chemical company, from 2012 to February 2018. Prior to joining Mexichem, he worked for the Company for 16 years, most recently serving as Senior Vice President and Group President of the Energy Equipment Group. Mr. Carrillo is a director of Dr Pepper Snapple Group, Inc.
As a result of his employment by the Company, Mr. Carrillo brings significant knowledge and understanding of the Company’s products, services, operations, and business environment. In addition, he has broad experience in managing and leading a significant industrial enterprise in Mexico, where the Company has a number of operations.

PROPOSAL 1 - ELECTION OF DIRECTORS

Leldon E. Echols, 62. Director since 2007. Mr. Echols serves as Presiding Director, Chair of the Audit Committee, and a member of the Governance Committee, the HR Committee, and the Finance Committee. He served as Executive Vice President and Chief Financial Officer of Centex Corporation, a residential construction company, from 2000 to 2006 when he retired. Prior to joining Centex, he spent 22 years with Arthur Andersen LLP and served as Managing Partner, Audit Practice for the North Texas, Colorado, and Oklahoma Region from 1997 to 2000. Mr. Echols is a member of the American Institute of Certified Public Accountants and the Texas Society of CPAs. Mr. Echols has been engaged in private investments since 2006. He is a member of the boards of directors and Chairman of the audit committees of EnLink Midstream GP, LLC and EnLink Midstream Manager, LLC, companies that own interests in, respectively, EnLink Midstream Partners, LP and EnLink Midstream, LLC, which are engaged in the gathering, transmission, treating, processing, and marketing of natural gas, natural gas liquids, and crude oil. He is also a member of the board of directors and Chairman of the audit committee of HollyFrontier Corporation, an independent petroleum refiner. From 2008 to 2014, Mr. Echols served on the boards of directors of Crosstex Energy, L.P. and Crosstex Energy, Inc., which are predecessors to certain of the EnLink entities. The Board has determined that Mr. Echols’ service on the audit committees of these other public companies does not impair his ability to serve on the Audit Committee of the Company.
In addition to having gained substantial managerial experience as an executive officer of Centex, Mr. Echols possesses important skills and experience gained through his service in public accounting. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.
Ronald J. Gafford, 68. Director since 1999. Mr. Gafford is a member of the Governance Committee and the HR Committee. Mr. Gafford served as President and Chief Executive Officer of Austin Industries, Inc., from 2001 to 2012 and Chairman from 2008 to 2012, when he retired. Mr. Gafford has been engaged in private investments since 2012. He is a member of the board of directors of publicly-traded Daseke, Inc., the largest owner and consolidator of flatbed and specialized transportation in North America, and is Chairman of the Board of Rees Architects, Inc., a privately-held architecture firm.
Mr. Gafford has extensive experience in managing and leading a significant industrial enterprise. His service as the Chief Executive Officer of Austin Industries, Inc. provides the Board with additional perspective on the Company’s operations.
Charles W. Matthews, 73. Director since 2010. Mr. Matthews is Chair of the Governance Committee and a member of the HR Committee. Beginning in 1971, Mr. Matthews served Exxon Mobil Corporation, one of the leading energy companies in the world, and its predecessor, Exxon Corporation, in several capacities in its legal department, including Vice President and General Counsel from 1995 until his retirement in 2010. Mr. Matthews has been engaged in private law practice since 2010. He is the Lead Director of Cullen/Frost Bankers, Inc., a financial holding company and bank holding company, and has been a member of the audit committee since May 2017. From 2012 to 2016, he was a member of the board of directors of Forestar Group Inc., a real estate and natural resources company.
During his long employment at Exxon Mobil Corporation, Mr. Matthews accumulated broad experience in legal, managerial, and other matters in the energy industry around the world. His service on the board of other significant companies provides the Board with additional perspective on the Company’s operations.
Douglas L. Rock, 71. Director since 2010. Mr. Rock is a member of the Audit Committee and the HR Committee. From 1990 to 2010, Mr. Rock served as the Chairman of Smith International, Inc., an oilfield services company.
Mr. Rock joined Smith International, Inc. in 1974 and served as Chief Executive Officer, President, and Chief Operating Officer from 1989 to 2008. Mr. Rock has been engaged in private investments since 2010.
Mr. Rock has broad experience in managing and leading a significant industrial enterprise. His service on the boards of other companies provides the Board with additional perspective on the Company’s operations.
Dunia A. Shive, 57. Director since 2014. Ms. Shive is a member of the Audit Committee and the Finance Committee. From 2008 to 2013, she served as Chief Executive Officer and President of Belo Corp., a media company that owned several television stations, until its acquisition by Gannett Co., Inc. After the acquisition, Ms. Shive served as Senior Vice President of TEGNA Inc., formerly Gannett Co., Inc., a publishing, broadcast and

PROPOSAL 1 - ELECTION OF DIRECTORS

digital media company, until June 2017. She joined Belo Corp. in 1993 and served in a variety of leadership positions during her tenure, including Chief Financial Officer. Ms. Shive is a director of Dr Pepper Snapple Group, Inc. From 2009 to 2015, she served on the board of directors of the Associated Press, where she served as Chair of the audit committee from 2011 to 2015. From 2008 to 2013 she served on the board of directors of Belo Corp.
Ms. Shive has broad experience in managing and leading a significant publicly-traded company. In addition, she possesses important skills and experience gained through her position of Chief Financial Officer and service in public accounting prior to joining Belo Corp.
The Board of Directors recommends that you vote FOR all of the Nominees.

PROPOSAL 2 — ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION
The Company seeks approval, on an advisory basis, from its stockholders of the compensation of its named executive officers as described in this proxy statement.
The Company’s long-term strategic corporate vision is to be a premier diversified industrial company that owns market-leading businesses which provide superior products and services to customers while generating high-quality earnings and returns for stockholders. On December 12, 2017, after careful analysis, the Company announced that its Board of Directors unanimously approved a plan to pursue a spin-off of the Company's infrastructure-related businesses to its stockholders. The separation is planned as a tax-free spin-off transaction to the Company's stockholders for U.S. federal income tax purposes. The transaction is expected to result in two separate public companies: (1) Trinity, the currently existing company, which will be comprised primarily of Trinity’s rail-related businesses and (2) a new infrastructure company, focused on infrastructure-related products and services. The Board of Directors believes that the success of the spin-off transaction depends in large measure on the talents of the Company’s employees. The Company’s compensation program plays a significant role in its ability to attract, motivate, and retain a high quality workforce. As described in the Compensation Discussion and Analysis, the Company’s executive compensation program (i) encourages high levels of performance and accountability, (ii) aligns the interests of executives with those of stockholders, (iii) links compensation to business objectives and strategies, and (iv) takes into account, as appropriate, the cyclical nature of certain of the Company’s businesses.
At the Company’s 2017 Annual Meeting, the Company held a stockholder advisory vote on the compensation of its named executive officers as described in the 2017 proxy statement, commonly referred to as a say-on-pay vote. The stockholders approved the named executive officers’ compensation, with approximately 84% of the stockholders present and entitled to vote at the meeting voting in favor of the 2017 say-on-pay resolution. This proposal provides stockholders the opportunity to approve or not approve the Company’s executive compensation program through the following resolution:
“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.”
Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the HR Committee will take into account the outcome of the vote when considering future executive compensation arrangements. After the 2018 Annual Meeting, the next advisory vote to approve the compensation of the named executive officers will occur at the 2019 Annual Meeting of Stockholders unless the Board modifies its policy on the frequency of holding such advisory votes.
The Board of Directors recommends that you vote FOR approval of this resolution.

PROPOSAL 3 — RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP
The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018, subject to ratification by stockholders.
The Company has been advised by Ernst & Young that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisers, and consultants.
Ernst & Young, or a predecessor of that firm, has been the auditors of the accounts of the Company each year since 1958. The Company has also been advised that representatives of Ernst & Young will be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm for Fiscal
Years 2017 and 2016

The following table presents fees for professional audit services rendered by Ernst & Young for the audits of the Company’s annual financial statements for the years ended December 31, 2017 and 2016, and fees for other services rendered by Ernst & Young during those periods:

	2017	2016
Audit fees	$3,405,800	$3,323,979
Audit-related fees	159,000	101,995
Tax fees	728,200	414,099
Services rendered by Ernst & Young in connection with fees presented above were as follows:

Audit Fees
In fiscal years 2017 and 2016, audit fees include fees associated with the annual audit of the Company’s financial statements, the assessment of the Company’s internal control over financial reporting as integrated with the annual audit of the Company’s financial statements, the quarterly reviews of the financial statements included in the Company’s Form 10-Q filings, statutory audits in Mexico, Europe, and Singapore, and consents included in other SEC filings.

Audit-Related Fees
Audit-related fees include fees for employee benefit plan audits, use of online research tools, and services rendered related to the completion of a service organization controls report for the leasing group in 2017 and the renewal and extension of debt in 2016.

Tax Fees
Tax fees in fiscal years 2017 and 2016 include fees for tax advice on state transfer pricing, calculation of various tax credits, employment tax reviews, evaluation of tangible property regulations, state tax planning, and tax compliance (review of income tax returns and other tax filings).
The Audit Committee pre-approves all audit and permissible non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by Ernst & Young. In addition, the Audit Committee

PROPOSAL 3 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

also may pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee. Pursuant to this delegation, the Chair must report any pre-approval decision by him to the Audit Committee at its first meeting after the pre-approval was obtained. Under this policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular services or category of services and includes an anticipated budget.

Report of the Audit Committee

We are a standing committee comprised of independent directors as “independence” is currently defined by SEC regulations and the applicable listing standards of the NYSE. The Board of Directors has determined that four of the members of the Audit Committee are “audit committee financial experts” as defined by applicable SEC rules. We operate under a written charter adopted by the Board of Directors. A copy of the charter is available free of charge on the Company’s website at www.trin.net under the heading “Investor Relations — Governance — Governance Documents — Audit Committee Charter.”
We annually select the Company’s independent auditors. That recommendation is subject to ratification by the Company’s stockholders.
Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. As provided in our charter, our responsibilities include the monitoring and oversight of these processes.
Consistent with our charter responsibilities, we met and held discussions with management and the independent auditors. In this context, management and the independent auditors represented to us that the Company’s consolidated financial statements for the fiscal year ended December 31, 2017 were prepared in accordance with U.S. Generally Accepted Accounting Principles. We reviewed and discussed the consolidated financial statements with management and the independent auditors and discussed with the independent auditors matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board.
The Company’s independent auditors have also provided to us the written disclosures and the letter required by applicable requirements of The Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee, and we discussed with the independent auditors that firm’s independence. We also considered whether the provision of non-audit services is compatible with maintaining the independent auditors’ independence and concluded that such services have not impaired the auditors’ independence.
Based upon our reviews and discussions with management and the independent auditors, and our review of the representation of management and the report of the independent auditors to the Audit Committee, we recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission.
Audit Committee
Leldon E. Echols, Chair
David W. Biegler
Adrian Lajous
Douglas L. Rock
Dunia A. Shive
The Board of Directors recommends that you vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes how the HR Committee designed the executive compensation program and set individual pay for the executive officers named in the Summary Compensation Table.

Executive Summary
The Company began 2017 in an industrial downturn with low demand for many of its products due to oversupply in the market, especially railcars, inland barges, oil and gas equipment, and equipment for power distribution. In its long history, the Company has regularly observed similar business conditions and recognizes the challenges of providing competitive compensation in its cyclical businesses and designs its incentive compensation programs to encourage long term growth. The Company sets goals intended to retain and motivate its executives to improve the Company’s performance even in years when experiencing such a downturn. To set incentive plan goals in 2017, the HR Committee considered the difficult business environment the Company was experiencing. Although the incentive plan goals set in 2017 were decreased from the 2016 goals, the same level of goal rigor existed due to the downturn in business conditions.
To keep alignment between the Company's stockholders and executives, the HR Committee made no increases to base salary and target incentive opportunities for named executive officers in 2017, leaving them unchanged for the third consecutive year for the CEO and second consecutive year for all other named executive officers. The HR Committee also adjusted the performance metrics of the long-term incentive program to better emphasize the operational returns the Company receives on the capital it invests within its businesses. To further align stockholders and executives, the HR Committee has kept named executive officers’ total target compensation flat again in 2018, and reduced the executives' perquisites effective January 1, 2018. As expected at the beginning of 2017, the Company’s 2017 earnings were lower than its 2016 earnings and these compensation decisions were made to further demonstrate the Company’s pay for performance commitment. Since the performance measurement of cumulative EPS threshold was not met, there will be no vesting of the 2015-2017 Performance Unit grants which were scheduled to vest in 2018.
On December 12, 2017, the Company announced its intent to spin-off its infrastructure businesses from the integrated rail leasing, manufacturing, and services business through a tax-free spin-off of the infrastructure-related business, which would result in two independent, publicly-traded companies. As a result of this intended transaction, there are compensation program modifications for 2018 intended to reinforce a pay for performance philosophy, retention, and encourage successful execution of the spin-off, to position both Trinity and the new infrastructure company for success, in addition to encouraging strong financial performance.
Company Highlights
The Company is a diversified industrial company that owns complementary market-leading businesses providing products and services to the energy, chemical, agriculture, transportation, and construction sectors. Managing a diverse company while maximizing earnings across economic and business sector cycles requires a team of innovative, dedicated, and experienced executives who can successfully assess the market and quickly adapt to changing economic cycles and business climates, and lead rapid production capacity adjustments to meet market demands. The Company maintains a competitive advantage by retaining a seasoned team of executives and seeks to ensure long tenure and orderly transitions among its senior executives.
Financial Highlights
During 2017, the Company utilized the strengths of its business model to (i) remain operationally and financially flexible; (ii) make strategic decisions when market conditions shifted; (iii) reposition and streamline its operations based on product demand; and (iv) maintain a conservative and liquid balance sheet to provide stability and capitalize on attractive investment opportunities. Financial highlights are shown below:

•	Strong financial performance in the Company’s Railcar Leasing and Management Services Group

EXECUTIVE COMPENSATION

•	Effectively deployed capital through a net investment of $227.9 million in leased railcars

•	Announced intent to spin off the infrastructure-related businesses

•	Improved demand for utility structures in the Energy Equipment Group

•	Cash, cash equivalents, and short-term marketable securities of approximately $1.1 billion at December 31, 2017

•	Maintained a strong cash position and liquid balance sheet ending 2017 with $2.5 billion of available liquidity

 Executive Compensation Program Highlights
As further described in this Compensation Discussion and Analysis, key features of the Company’s compensation practices for the named executive officers include:

✓ Utilization of objective performance measures in annual and long-term incentive program
✓ Performance-based compensation set at 68% of the CEO’s total target compensation and at an average of 60% of the remaining named executive officers’ total target compensation
✓ Annual and long-term incentive program in 2017 that were 100% and 75% performance-based, respectively, with no guarantees for payment of the performance-based components
✓ Long-term equity grants that comprised 65% of the CEO’s total target compensation at grant and an average of 51% of the remaining named executive officers’ total target compensation
✓ Double trigger provision for cash severance in the Company’s change in control agreements
✓ Stock ownership requirements ranging from three to six times base salary
✓ Clawback policy that allows the Company to recoup payouts under annual and long-term incentive plans
✓ Total target compensation that is generally targeted in a range of 10% above or below the 50th percentile of the Peer Survey Data (as defined below)
✓ Maximum annual perquisite of $75,000, reduced to $30,000 in 2018

x No dividend or dividend equivalent payments are made on unvested performance units or restricted stock units
x No hedging or pledging of Company securities
x No agreements containing excise tax gross ups
x No executive employment agreements
x No repricing or cash buyouts of underwater stock options
x No replacement of underwater stock options with other awards

The Named Executive Officers
The Board of Directors has delegated to the HR Committee oversight of the Company’s executive compensation program. The HR Committee reviews and recommends the compensation for the CEO to the independent directors of the Board for their approval. The HR Committee reviews and approves the compensation of the other named executive officers. The named executive officers for 2017 were:

•	Timothy R. Wallace, Chairman, Chief Executive Officer, and President

•	James E. Perry, Senior Vice President and Chief Financial Officer

•	D. Stephen Menzies, Senior Vice President and Group President

•	William A. McWhirter II, Senior Vice President and Group President

•	S. Theis Rice, Senior Vice President and Chief Legal Officer

EXECUTIVE COMPENSATION

In January 2018, Mr. Menzies submitted his resignation from the Company and Mr. McWhirter notified the Company of his transition to retirement from the Company.
Role of Stockholder Say On Pay Votes
In May 2017, the Company held a stockholder advisory vote on the compensation of its named executive officers as described in the 2017 proxy statement, commonly referred to as a say-on-pay vote. The executive officers’ compensation was approved with approximately 84% of the stockholders present and entitled to vote at the meeting voting in favor of the 2017 say-on-pay resolution. As we engaged with stockholders through our 2017 outreach we are not aware of any named executive officer compensation concerns. As the Company evaluated its compensation practices and talent needs throughout 2017, it was mindful of the support stockholders expressed for its pay for performance compensation philosophy. Following its annual review of executive compensation, the HR Committee decided to maintain a consistent approach to executive compensation, which emphasizes annual and long-term incentive compensation that rewards senior executives for delivering maximum value for stockholders throughout the Company’s business cycle. In addition, the HR Committee considered both ways to strengthen the pay for performance culture at the Company and the announced spin-off transaction, and implemented the following decisions for 2018:

•	No changes to target compensation for any of the named executive officers

•	Distinct performance metrics in the short-term and long-term incentive plans

•	The 2018 annual incentive compensation program will be based 80% on Operating Profit and 20% on the overall success of the spin-off transaction

•	The 2018 long-term incentive awards will be issued as 60% performance units based on Relative Total Shareholder return and 40% as time-based restricted stock units

•	Reduced the maximum annual executive perquisite allowance from $75,000 to $30,000

Please refer to "2018 Compensation" for additional details.

Compensation Overview
The HR Committee considers each named executive officer’s compensation based on the overall objectives of the Company’s executive compensation program and a review of the following for each named executive officer:

•	the breadth, complexity, and scope of each executive’s responsibilities within the Company, taking into account the Company’s diversified portfolio of businesses;

•
the executive’s performance in optimizing the Company’s overall success in providing leadership support of operational and financial flexibility that directs resources to those products in greatest demand and capitalizes on investment opportunities;

•	past performance through changing economic cycles and business climates with respect to specific financial, strategic, and operating objectives; and

•	compensation benchmark data from peer group companies (the “Peer Survey Data”) against which executive compensation is compared.
Compensation Approach
The Company’s executive compensation is designed to drive executive accountability for performance of the Company as a whole. This approach is reflected in the Company’s compensation program and contributes to a performance-driven culture where executives are expected to deliver results that promote the Company’s position as a premier, diversified industrial company. In setting 2017 compensation, the Company utilized the Peer Survey Data and generally targeted the total target compensation of its named executive officers between 10% above or below the 50th percentile of the Peer Survey Data. This approach supports the Company’s philosophy of driving performance and accountability. For further explanation of the Peer Survey Data, see “Benchmarking and Peer Survey Data for 2017 Compensation” below.

EXECUTIVE COMPENSATION

The HR Committee realizes that benchmarking against the Peer Survey Data requires interpretation due to the potential differences in position scope. The HR Committee uses the Peer Survey Data benchmarking information and the peer group proxy disclosure data provided by the Compensation Consultant as general guidance, making adjustments to compensation levels based on such interpretations and what the HR Committee believes to be consistent with the overall compensation objectives of the Company and in the best long-term interests of the Company’s stockholders.
The Company’s compensation philosophy has proven to be appropriate and sufficient to attract, motivate, and retain the key executives needed to enhance the performance and profitability of the Company. The HR Committee considers the targeted range and develops a total target compensation amount for each named executive officer using the objectives described below and the Peer Survey Data as general guidelines. An individual’s total target compensation may be set at or below the 50th percentile if a named executive officer is in the early stages of his or her career or relatively new to his or her current position. Total target compensation may be set above the 50th percentile if a named executive officer is a seasoned executive and has significant experience and achievements in his or her role at the Company or has extensive work experience in similar positions elsewhere that the HR Committee has determined provides additional value. The HR Committee also considers:

•	(i) the relatively high percentage of performance-based compensation, which may result in total compensation levels that vary from the targeted range described above,

•	(ii) the periodic and relative impact on earnings of external business conditions outside the control of the executives, and

•	(iii) the cyclical nature of the Company’s businesses.
The HR Committee may periodically modify one or more compensation components to reflect the cyclical nature of the businesses.
Pay for Performance Philosophy
The Company’s executive compensation philosophy is based on pay for performance. As illustrated in Table 1 below, target performance based incentive compensation, including both annual and performance based long-term compensation is generally within a range of 60% to 70% of a named executive officer’s total target compensation. The HR Committee believes that by having a significant amount of an executive’s compensation based on performance, and therefore at risk of non-payment, the executive will be properly motivated to bring added value to the Company. The Company’s executive compensation program is also designed to provide significant upside opportunity for exceptional performance and above-market compensation for above-market performance and conversely, reduce compensation when Company performance is lower than expected. The Company’s businesses share a number of characteristics, the value of which can be maximized when business leaders are focused on operational and financial flexibility and strategies that drive enhanced performance throughout all Company businesses.

EXECUTIVE COMPENSATION

Table 1: 2017 Named Executive Officer Total Target Compensation — Fixed vs. Performance-Based
Objectives of the Executive Compensation Program
The primary emphasis of the Company’s executive compensation program is to encourage and reward progress toward the Company’s strategic and financial objectives. These objectives are recommended by management, with oversight of the Board of Directors, and are designed to promote the long-term interests of the Company’s stockholders. As stockholders themselves, the Company’s leaders are keenly focused on achieving these objectives. The executive compensation program reflects the Company’s pay for performance philosophy. In support of this philosophy:

•	Named executive officers' base salaries were not changed for 2017 or 2018

•	Performance-based pay makes up 68% of the CEO's total target compensation

•	Performance-based long-term incentive awards will be earned based on Relative Total Shareholder return beginning in 2018

•	There is no payout of 2015-2017 performance-based long-term incentive awards

EXECUTIVE COMPENSATION

Table 2 below provides a summary of the executive compensation program objectives.

Table 2: Executive Compensation Program Summary

2017 Executive Compensation Program Objectives	2017 Executive Compensation Program Design

•  Provide an incentive for long-term value creation for stockholders

•  Encourage the highest level of performance and accountability for optimizing the shared characteristics between the Company’s businesses for its overall success

•  Align compensation with annual and long-term business objectives, strategies, and financial targets

•  Motivate senior executives to successfully guide the Company through changing economic cycles and business climates, and lead rapid production capacity adjustments to meet market demands

•  Attract, motivate and retain the key executives needed to enhance the performance and profitability of the Company throughout its business cycles and meet its objective for long tenure among its senior executives

•  Encourage executives to enhance the Company’s position as a premier, diversified industrial company

•  Be transparent and easy to understand by the programs’ participants and the Company’s stockholders

•  Use equity-based awards with multiple metrics and executive stock ownership requirements to align with stockholder interests

•  Provide compensation opportunity for equivalent Company performance and annual and long-term incentives that are linked to stockholder interests

•  Provide a reasonable mix of fixed and incentive compensation (approximately 32% fixed, 68% incentive for the CEO; approximately 40% fixed, 60% incentive on average for the other named executive officers)

•  Provide a reasonable balance between annual and long-term compensation (approximately 35% annual, 65% long-term for the CEO; approximately 49% annual, 51% long-term on average for the other named executive officers)

•  Maintain competitive pay levels based on the Peer Survey Data and peer group proxy disclosure data (targeted range for total target compensation is generally within 10% above or below the 50th percentile of the Peer Survey Data)

•  Provide compensation levels that are aligned with performance and address both industry competitiveness and recruiting/retention competitiveness

•  Incorporate enterprise-wide performance metrics to encourage executives to integrate operations and leverage expertise throughout the Company

Benchmarking and Peer Survey Data for 2017 Compensation
The HR Committee retains the Compensation Consultant to provide the HR Committee with guidance on executive compensation-related matters and to perform an annual total compensation study, the product of which is benchmarking information on each of the named executive officers. In setting 2017 compensation, this included data from each company named in the peer group shown in Table 3. The HR Committee considered the data provided by the Compensation Consultant when developing 2017 base salaries, annual incentive compensation, long-term incentive compensation, and total target compensation for the Company’s named executive officers.
The HR Committee performs an annual review to determine whether peer companies remain appropriate. For the November 2016 compensation study to establish 2017 compensation, the peer companies as shown in Table 3 below were the same as the peer group companies used to establish 2016 compensation. These companies had median 2015 fiscal year revenue of $5.2 billion and market capitalization of $3.8 billion as of October 2016. The peer group shown in Table 3 below is comprised of industrial companies with similar size (measured by revenue and market capitalization), span of operation, and business complexity, that the Company could potentially compete with for executive talent.

EXECUTIVE COMPENSATION

Table 3: Peer Companies Used for 2017

2017 Peer Companies
American Axle & Manufacturing Holdings, Inc.	Joy Global Inc.	Roper Technologies, Inc.
AMETEK, Inc.	Kennametal Inc.	Ryder System, Inc.
Chicago Bridge & Iron Company N.V.	The Manitowoc Company, Inc.	SPX Corporation
Crane Co.	Meritor, Inc.	Terex Corporation
Cummins Inc.	Navistar International Corporation	The Timken Company
Danaher Corporation	Oshkosh Corporation	United Rentals, Inc.
Dover Corporation	PACCAR Inc	Valmont Industries, Inc.
Flowserve Corporation	Pentair plc	Worthington Industries, Inc.
Illinois Tool Works Inc.	Rockwell Automation, Inc.
The Peer Survey Data is size-adjusted, regressed market data for base salary, target annual and long-term incentive compensation, and total target compensation obtained from the Aon Hewitt Total Compensation Measurement Survey . As a point of reference, for all named executive officers, the HR Committee also reviewed the most recently available peer group proxy disclosure data for the 2017 peer companies in Table 3; and additionally, for Messrs. Menzies and McWhirter, proxy disclosure data for a group of relevant companies as further described below.
The Company recognizes that other entities may attempt to recruit the Company’s senior executives and key employees. As such, in addition to benchmarking against the peer group listed in Table 3 above, the Company, as a secondary reference point for Messrs. Menzies and McWhirter, reviewed proxy disclosure data for a group of relevant companies that can offer executives similar positions with a greater scope of responsibility or promotion opportunities. The details of this secondary data are footnoted below(1).
2017 Total Target Compensation
In establishing 2017 total target compensation for the named executive officers, the HR Committee considered individual and Company performance, job responsibilities, alignment of the named executive officer's and stockholder's interests, the importance of retaining a seasoned team of key executives, the Peer Survey Data, peer group proxy disclosure data, and Mr. Wallace’s recommendations. Taking these factors into account, the HR Committee (and the independent directors, with respect to Mr. Wallace) established 2017 total target compensation for each named executive officer as set forth in Table 4, which shows the 2016 and 2017 total target compensation compared to a range of 10% above or below the 50th percentile of the Peer Survey Data. See “Components of Compensation” for further discussion on the establishment of each component of compensation.

(1) For Mr. Menzies, the additional benchmarking was conducted using compensation data for companies with one half to two times his business segments’ revenue from the GICS codes for Construction Machinery & Heavy Trucks, Trucking, or Trading Companies & Distributors. For Mr. McWhirter, the additional benchmarking was conducted using compensation data for companies with one half to two times his business segments’ revenue from the GICS codes for Industrial Machinery, Building Products, Construction & Engineering, Construction Machinery & Heavy Trucks, Heavy Electrical Equipment, Oil & Gas Equipment & Services, Steel, Marine, Construction Materials, or Agricultural & Farm Machinery.

EXECUTIVE COMPENSATION

Table 4: Total Target Compensation
The HR Committee considered the Company's and named executive officer's 2016 performance when setting the 2017 target compensation. The named executive officers provided the leadership and management that were pivotal to the Company’s success in 2016, during which time the Company achieved earnings per share (“EPS”) of $2.25. Total target compensation for all named executive officers was not increased in 2017 and the HR Committee’s assessment was that the executive compensation program was providing appropriate incentive to drive performance. The following individual performance factors were applicable in determining 2017 compensation:
Mr. Wallace — his leadership in guiding the Company to record results in 2014 and 2015 and positioning the Company to maximize the strengths of its diversified portfolio of businesses in 2016. Mr. Wallace’s leadership defines Trinity’s strong character and culture, the Company’s confidence in its products and its business practices, and most importantly, the quality of its people;
Mr. Perry — his continued success and exceptional performance as CFO and his efforts in maintaining the Company’s strong financial position in 2016 while the Company experienced a cyclical downturn that began in the second half of 2015. Mr. Perry played an important role in providing stability by maintaining a strong cash position and liquid balance sheet. During 2016, Mr. Perry continued a strong history of success in maintaining and enhancing the Company’s financial flexibility, a key differentiating competency of the Company;
Mr. Menzies — his leadership in managing the Company’s Rail Group and Railcar Leasing and Management Services Group through changing business climates and fluctuations in demand. In January 2018, Mr. Menzies resigned effective July 15, 2018;
Mr. McWhirter — his key role in executing many growth initiatives over his long tenure with the Company, including leadership in more than 40 acquisitions. During 2016, Mr. McWhirter successfully steered a diversified portfolio of businesses through highly competitive business cycles. In January 2018, Mr. McWhirter notified the Company of his election to begin a transition toward retirement; and
Mr. Rice — his continued success and exceptional performance as Chief Legal Officer. In 2016 under Mr. Rice’s leadership, the Company submitted and argued its successful appeal to the United States Court of Appeals for the Fifth Circuit, seeking to overturn a historic adverse jury verdict, which was overturned in 2017 pertaining to the ET Plus guardrail end terminal system, reflecting the Company’s long-standing belief that no fraud was committed and

EXECUTIVE COMPENSATION

confirming its legal strategy. Mr. Rice is a seasoned executive with seniority in his role and has significant expertise and enterprise knowledge that greatly benefits the Company’s diversified portfolio of businesses.
In addition to the above performance-related factors, the HR Committee considered the executive compensation program design features shown in Table 2 above in setting each component of compensation. Total target compensation for three of the named executive officers was within the targeted range, while total target compensation for Messrs. Menzies and McWhirter was above the targeted range in recognition of their valuable blend of skills and significant expertise noted above. In the aggregate, the 2017 total target compensation for the named executive officers was within the targeted range of 10% above or below the 50th percentile of the Peer Survey Data. The HR Committee believes that the 2017 total target compensation levels for the named executive officers were appropriate.

Components of Compensation
The Company’s executive compensation program has four key components:

•	a base salary;

•	an annual incentive plan;

•	a long-term incentive plan; and

•	an executive perquisite allowance.
At the direction of the HR Committee the Compensation Consultant met with Company management, including the CEO, to discuss the scope and complexity of responsibilities, level of revenue responsibility, and internal reporting relationships for the Company’s named executive officers. Following these discussions, the Compensation Consultant determined the reference points from the Peer Survey Data for base salary, annual incentive compensation target, long-term incentive compensation target, and total target compensation of each named executive officer as compared to the 50th percentile of the Peer Survey Data.
After discussions with the HR Committee, Company management, and a review of the Peer Survey Data, the Compensation Consultant provided comparative information for each named executive officer position. The Compensation Consultant’s analyses, along with the CEO’s compensation recommendations for each named executive officer, were presented to the HR Committee.
Set forth below are the components of total target compensation, how these components were applied to each named executive officer, and an analysis of why such amounts were set or paid. Although the HR Committee generally utilized the range of 10% above or below the 50th percentile of the Peer Survey Data for each component of compensation as a reference point, the HR Committee does not target each component within that particular range as it does generally with total target compensation. In establishing each component of compensation for the named executive officers, the HR Committee considered the same factors as it did for establishing total target compensation, as well as any additional factors noted below.
Base Salary
Base salary is intended to attract, motivate, and retain key executives by providing a consistent level of pay that appropriately and fairly compensates the executive for the breadth, complexity, and scope of responsibility inherent in the position. After evaluating the market compensation data, the CEO discusses with the HR Committee his evaluation of each named executive officer, excluding himself. The discussion includes performance for the past year; specific achievements he believes should be highlighted; changes in the breadth, complexity, or scope of responsibilities that have occurred or will occur in the next year; operating results; organizational improvements; and relative pay equity among the named executive officers. As noted above, Mr. Wallace’s compensation is established by all independent members of the Board.
2017 Base Salary
In light of the industrial downturn that continued through 2016 and the cyclical nature of the Company’s business the Committee decided not to increase the named executive officers’ base pay in 2017.

EXECUTIVE COMPENSATION

In recognition of the individual performance factors set forth under “2017 Total Target Compensation,” recognizing the importance of retaining key executives, and upon review of the Peer Survey Data, the 2017 base salaries for the named executive officers were set at the amounts listed below based on the rationale set forth above under “2017 Total Target Compensation.”

Named Executive	2016 Base Salary Amount	2017 Base Salary Amount	% Change from 2016 to 2017
Timothy R. Wallace	$1,050,000	$1,050,000	—%
James E. Perry	$556,000	$556,000	—%
D. Stephen Menzies	$682,500	$682,500	—%
William A. McWhirter II	$618,000	$618,000	—%
S. Theis Rice	$470,000	$470,000	—%
Table 5 reflects the 2016 and 2017 base salaries for the Company’s named executive officers as compared to the base salaries from the 2017 Peer Survey Data, as a point of reference.
Table 5: Base Salary

Base Salary
($ in Thousands)

$1,200
$1,000
$800
$600
$400
$200
$0
Wallace
$800
$600
$400
$200
$0
Perry
Menzies
McWhirter
Rice

	Wallace	Perry	Menzies	McWhirter	Rice
2016	$1,050	$556	$683	$618	$470
2017	$1,050	$556	$683	$618	$470
		Compared to Peer Survey Data			
2016 % from 50th	0%	-8%	20%	18%	-4%
2017 % from 50th	0%	-8%	20%	18%	-4%

+/- 10% of 50th Percentile — Market 50th Percentile

Incentive Compensation Overview
The following discussion contains statements regarding future performance goals. These statements are solely disclosed in the limited context of the Company's compensation program and should not be considered as statements of the Company's expectations or estimates. The Company specifically cautions investors not to apply these statements to other contexts.
The way the Company approaches annual and long-term goal setting throughout its typical business cycle is to consider its business plan forecast over the relevant performance period and the Company’s historical incentive plan payouts to strike a balance amongst motivational goals that support creation of stockholder value. To set the 2017 annual and long-term performance levels, each business unit developed a forecast that included both upside and downside business projections for the respective incentive plan performance period. These business unit

EXECUTIVE COMPENSATION

projections were consolidated at the corporate level to obtain company-wide forecasts. Incentive targets for 2017 were established by the HR Committee for the named executive officers other than Mr. Wallace and recommended by the HR Committee to the independent directors regarding Mr. Wallace based on several important factors, including

•	the current industrial downturn;

•	current and historical industry performance;

•	an evaluation of the Company’s current placement in its multi-year business cycle;

•	a review of Peer Survey Data in support of the HR Committee’s objective of delivering competitive pay throughout the Company’s business cycle;

•	the volatile nature of the Company's earnings, common within the industries in which the Company operates; and

•	recognition of the individual performance factors set forth under the “2017 Total Target Compensation”.
Because the Company is a cyclical business, its goal setting philosophy for the annual incentive program is based on the annual operating plan, while the long-term goal setting process encourages growth over a longer period.  The annual goal setting process seeks strong performance even in years when the performance opportunity may be lower than prior years due to economic conditions, resulting in targets that may be lower than prior years’ targets due to factors outside of the Company’s business control.  The long-term goal setting process strives for long-term company growth that rewards stockholders and aligns short term decisions to the business plan. This goal setting philosophy has been in place for many years, and has served to drive effective results for stockholders as illustrated by the Company’s long term performance.
The HR Committee believes that (i) the threshold performance level should be set such that a participant will not earn incentive compensation until a significant portion of target performance is attained; (ii) the target performance level should represent a considerable but reasonable level of performance; and (iii) the maximum performance level should represent an aggressive level of performance that will be highly difficult to achieve. The amount of incentive compensation earned is linearly interpolated for Company performance falling between the specified performance levels.
Once the HR Committee has established performance levels for incentive compensation, it receives regular updates throughout the year regarding the Company’s progress with respect to the performance levels and potential payouts under the incentive compensation programs. The HR Committee also continually assesses whether it believes the programs are producing the desired results. At the end of each year, the HR Committee reviews the results of the programs and further assesses the effectiveness of the programs over the preceding year. This review forms the foundation for the incentive compensation programs for the coming year.
2017 Annual Incentive Compensation
The HR Committee may adjust, from year to year, the performance metrics, performance levels, or other elements of the annual incentive compensation program (referred to as “AIP”) with the objective of assuring management’s focus on appropriate performance metrics. The HR Committee also may choose to: (i) modify or discontinue the AIP at any time, overall or as to any one or more named executive officers, including non-payment or partial payment of incentive compensation or granting equity in lieu of cash compensation, with or without notice; (ii) modify a named executive officer’s AIP target if his or her responsibilities change significantly; (iii) reduce a named executive officer’s annual incentive compensation on a discretionary basis for failing to meet job performance expectations; (iv) recoup all or any portion of annual incentive compensation under circumstances where the Company restates its financial statements; or (v) remove named executive officers from the AIP at any time. The HR Committee may remove any unusual or infrequently occurring, or non-recurring items of income or expense from the calculation of financial goal attainment and incentive compensation.
The Company’s 2017 AIP included a performance-based umbrella incentive pool for certain executives that would have allowed for payments to be made to them in the event the Company’s EPS threshold performance level was

EXECUTIVE COMPENSATION

not met, in order to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). For 2017, the HR Committee did not approve any payments out of this umbrella incentive pool. As reported below, the 2017 Annual Incentive Compensation Performance Levels and Payouts were exclusively based on the EPS performance metric.
2017 Annual Incentive Compensation Targets
The 2017 AIP target amounts for the named executive officers were maintained at the same levels as in 2016. Given that 2017 earnings were estimated to be lower than 2016 earnings, the HR Committee did not believe it was appropriate to increase the AIP target for any named executive officer. However, a reduction was also deemed unnecessary in light of the individual performance factors set forth under “2017 Total Target Compensation”, the HR Committee’s desire for long tenure among the named executive officers, and its understanding of the Company’s businesses in relation to the overall economic cycle. The HR Committee approved the 2017 AIP targets as follows:

Named Executive	2016 Annual Incentive Target	2017 Annual Incentive Target	% Change from 2016 to 2017
Timothy R. Wallace	$1,312,500	$1,312,500	—%
James E. Perry	$450,000	$450,000	—%
D. Stephen Menzies	$615,000	$615,000	—%
William A. McWhirter II	$500,000	$500,000	—%
S. Theis Rice	$350,000	$350,000	—%
Mr. Wallace’s potential annual incentive compensation is greater since he has ultimate responsibility for the overall success of the Company. To moderate the impact of base salary adjustments on other components of compensation, and facilitate comparisons to market data, a specified dollar amount was used for annual incentive compensation targets rather than a percentage of base salary.
As a point of reference, Table 6 reflects the 2016 and 2017 annual incentive compensation targets for the Company’s named executive officers as compared to the annual incentive compensation from the 2017 Peer Survey Data.

EXECUTIVE COMPENSATION

Table 6: Target Annual Incentive Compensation

Target Annual Incentive Compensation
($ in Thousands)
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$700
$600
$500
$400
$300
$200
$100
$0
Wallace
Perry
Menzies
McWhirter
Rice

	Wallace	Perry	Menzies	McWhirter	Rice
2016	$1,313	$450	$615	$500	$350
2017	$1,313	$450	$615	$500	$350
		Compared to Peer Survey Data			
2016 % from 50th	4%	-11%	32%	24%	0%
2017 % from 50th	4%	-11%	32%	24%	0%

+/- 10% of 50th Percentile   Market 50th Percentile

2017 Annual Incentive Compensation Performance Levels and Payouts
In performing its annual review of the Company’s incentive compensation programs, the HR Committee determined that the 2016 AIP was highly effective in achieving a desired level of accountability for the success of the Company as a whole by applying one Company-wide EPS goal. The HR Committee believed that continuing to emphasize EPS was important because it is so widely used in the investment community to assess the Company’s performance and as the Company continued to emphasize the goal of seeking growth opportunities, operational efficiencies and cost reductions. Further, a common performance metric provides incentive for employees to maximize the unique synergies that exist within the Company’s diversified portfolio of businesses and using EPS as the goal motivates leaders to effectively manage cost of operations as the Company executes through the business down cycle. Accordingly, the HR Committee approved EPS as the exclusive performance metric for the Company’s 2017 AIP payouts.
The threshold level is intended to motivate participants to achieve a significant percentage of target earnings and was set at 90% of the low end of the Company’s full-year 2017 EPS guidance released in February 2017 of $1.00 to $1.35. This guidance assumed a worsening of the weak market conditions the Company was observing. By attaining the threshold EPS performance level of $0.90, participants would earn 40% of their annual incentive compensation target.
The target AIP level was set well above the midpoint of the 2017 EPS guidance released in February 2017 and was 93% of the high-end of full year 2017 earnings guidance. The maximum payout was set at 140% of the target EPS and would only be achieved if extraordinary earnings were achieved in 2017. Table 7 below provides the threshold, target, and maximum EPS performance levels for the 2017 AIP set based on the 2017 EPS guidance released in February 2017. Table 7 also shows the potential payout opportunities as a percent of the annual incentive compensation target for the named executive officers.
The maximum 2017 AIP performance level was a decrease from the Company’s 2016 EPS. As the Company has a long history of regular, multi-year business cycles, the HR Committee believed this to be appropriate to motivate executives to achieve the best possible results in a cyclical downturn to benefit shareholders, in light of the market conditions and economic conditions which were expected for 2017.

EXECUTIVE COMPENSATION

See the “Grants of Plan-Based Awards Table” for more information on possible AIP payments to the named executive officers.
Table 7: 2017 Annual Incentive Performance Levels and Payout Opportunities

	2016 Actual EPS	Threshold	Target	Maximum	2017 Actual EPS
Annual incentive performance levels (EPS)	$2.25	$0.90	$1.25	$1.75	$1.46
Named executive officer payout opportunity as a percentage of target		40%	100%	200%	142%
The Company’s reported EPS for 2017 was $4.52 which included a one-time $3.06 benefit related to the effects of the Tax Cuts and Jobs Act.  Management recommended and the HR Committee approved a reduction of the Company's reported EPS to $1.46 which was used in the calculation of 2017 annual incentive performance levels to exclude the one-time tax benefit.
The Company exceeded the 2017 AIP target performance level as a result of a higher level of railcars produced than anticipated in the Company’s February 2017 guidance, the sale of a higher level of leased railcars than was included in the Company’s February 2017 guidance, the collection of fees from an order cancellation, and the effort and leadership the Company's management displayed throughout the year to maximize profitability in the current environment. Accordingly, the named executive officers earned 142% of their respective target annual incentive compensation payout amounts under the plan described above. The 2017 annual incentive compensation amounts paid to each named executive officer were as follows: Mr. Wallace $1,863,750 Mr. Perry $639,000; Mr. Menzies $873,300; Mr. McWhirter $710,000; and Mr. Rice $497,000. The HR Committee believed that the 2017 AIP performed as designed by motivating the program participants to maximize the Company’s performance throughout an uncertain business cycle.
Long-Term Incentive Compensation
Long-term incentive compensation (referred to as “LTI”) is a key part of the total target compensation for executives and is provided through the stockholder-approved Fourth Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan. The overarching purpose of LTI is to align executives’ interests with those of the Company’s stockholders and motivate executives to create long-term stockholder value by improving the Company’s earnings and returns through a variety of strategic and operational initiatives.
For 2017, the HR Committee established a target level of long-term incentive compensation (the “target LTI”) for the named executive officers. The target LTI for each named executive officer was set as a specified dollar amount that was used to calculate the named executive officer’s target LTI grant. The target LTI grant was calculated by dividing the target LTI dollar amount for each named executive officer by the closing stock price on the date of grant.
A named executive officer’s target LTI grant can be composed of multiple types of long-term incentives as provided in the Fourth Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan. Since 2008, the Company has utilized two types of long-term incentives for the named executive officers’ target LTI grants: (i) performance-based restricted stock or stock units; and (ii) time-based restricted stock or stock units. The HR Committee establishes guidelines for the ratio that it expects to award through restricted stock or stock units. The Company has not issued stock options since 2008.
The 2017 target LTI grants made to the named executive officers were comprised of 75% performance-based restricted stock units (“Performance Units”) for the 2017-2019 performance period, and 25% time-based restricted stock units. When granted in 2017, the target LTI grants of 75% Performance Units were to help drive executive accountability for performance of the Company as a whole. As shown in Table 8 below, the Company’s use of 75% Performance Units in 2017 compares to 52% of performance-based LTI opportunity made by the 2017 compensation benchmarking peer group. The time-based restricted stock units were granted to reflect the HR Committee’s desire to ensure the long-term commitment of the key executives to build stockholder value.
The HR Committee makes time-based awards to the named executive officers when it determines that such awards will be helpful in retaining the officers. In making this determination, the HR Committee considers a

EXECUTIVE COMPENSATION

number of factors, including historical time-based awards provided, the officer’s tenure with the Company, and the officer’s performance in his or her respective roles.
Table 8: Average Weighting of LTI Awards
2017 Long-Term Incentive Compensation Targets
Given that 2017 earnings were expected to be lower than 2016 earnings, the HR Committee did not believe it was appropriate to increase LTI targets for any named executive officers. However, a reduction was also deemed unnecessary in light of the individual performance factors set forth under “2017 Total Target Compensation”, the HR Committee’s desire for long tenure among the named executive officers, and its understanding of the Company’s business in relation to the overall economy. The HR Committee approved the following target LTI amounts:

Named Executive	2016 LTI Target Amount	2017 LTI Target Amount	% Change from 2016 to 2017
Timothy R. Wallace	$4,462,500	$4,462,500	—%
James E. Perry	$1,300,000	$1,300,000	—%
D. Stephen Menzies	$1,400,000	$1,400,000	—%
William A. McWhirter II	$1,150,000	$1,150,000	—%
S. Theis Rice	$675,000	$675,000	—%
To moderate the impact of base salary adjustments on other components of compensation, and to facilitate comparisons to market data, a specified dollar amount was used for long-term incentive compensation targets rather than a percentage of base salary. See the “Grants of Plan-Based Awards Table” for more information on possible future payments to the named executive officers.
Table 9 reflects the 2016 and 2017 target long-term incentive compensation for the Company’s named executive officers as compared to the long-term incentive compensation from the 2017 Peer Survey Data, as a point of reference.

EXECUTIVE COMPENSATION

Table 9: Target Long-Term Incentive Compensation

Target Long-Term Incentive Compensation
($ in Thousands)

$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Wallace
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Perry
Menzies
McWhirter
Rice

	Wallace	Perry	Menzies	McWhirter	Rice
2016	$4,463	$1,300	$1,400	$1,150	$675
2017	$4,463	$1,300	$1,400	$1,150	$675
		Compared to Peer Survey Data			
2016 % from 50th	-7%	-13%	7%	11%	-15%
2017 % from 50th	-7%	-13%	7%	11%	-15%

+/- 10% of 50th Percentile — Market 50th Percentile

Performance Unit Component
The Company uses a performance-based restricted stock unit program (the “Performance Unit Program”) for the performance-based component of the named executive officers’ target LTI grants. This program is designed to (i) increase the visibility of the long-term incentive performance goals for the program’s participants, (ii) align their efforts toward achieving these goals, and (iii) reinforce pay for performance linkage through settlement of awards immediately following the end of the relevant performance period.
 The Performance Unit Program is designed to accomplish these goals by granting Performance Units at 75% of the participant’s pre-established target LTI level at the beginning of a three-year performance period. The Company’s attainment of the performance levels during the performance period determines the number of units that are ultimately earned following the end of the performance period. These units are non-voting and do not receive dividends during the performance period.
Performance Unit Component Performance Levels
In 2017, the HR Committee established cumulative EPS and cumulative return on operating capital (“ROOC”), as defined by the HR Committee, as the performance metrics for the performance period 2017-2019, representing 50% and 25%, respectively, of the named executive officers’ target LTI grant. ROOC is determined by dividing total profit before taxes excluding interest expense for the total performance period by the sum of property, plant and equipment, working capital and goodwill/intangibles averaged for the total performance period. Given the Company’s historical use of the EPS metric and its proven history of motiving executives appropriately throughout its normal multi-year business cycle, it is an effective means to motivate the executives over a long-term period. In addition, the HR Committee believes EPS to be the primary performance metric used by the investment community to assess the Company’s performance. Please refer to the Incentive Compensation Overview for a description of the HR Committee's performance goal setting process.
In anticipation of the forecasted worsening market conditions, the threshold, target, and maximum EPS performance levels represent decreases of 74%, 65%, and 58%, respectively, from the 2014-2016 three year performance period. ROOC was selected as an appropriate return metric for the 2017-2019 performance period to encourage executives to consider the long-term financial returns to the Company as the executives deploy the Company’s capital. ROOC was selected for the 2017-2019 performance period as a replacement of Return on Net Assets ("RONA") used in the previous performance period to better emphasize the operational returns the

EXECUTIVE COMPENSATION

Company is receiving on the capital it has invested within its businesses. See Table 10, “Performance Levels for the Performance Unit Program” below.
Table 10: Performance Levels for the Performance Unit Program
There is no payout for the 2015-2017 Performance Unit Program because threshold EPS was not achieved.
Performance Unit Program Grants in 2017
In 2017, the named executive officers were granted 75% of their respective target LTI compensation as Performance Units under the Performance Unit Program. At the end of the 2017-2019 performance period, for both EPS and ROOC components combined the named executive officers can earn from 30% of the target at the threshold level up to 200% of the target at the maximum level. If the Company achieves target level EPS and target level ROOC, the named executive officers will retain 100% of their grant under the Performance Unit Program. The named executive officers will earn 0% of the target if the Company does not achieve the threshold performance levels for both components. For Company performance falling between the performance levels, the amount of the grant awarded is linearly interpolated. See the “Grants of Plan-Based Awards Table” for the specific number of Performance Units granted to each named executive officer in 2017 under the Performance Unit Program.
Time-Based Restricted Stock Unit Grants in 2017
In 2017, the named executive officers were granted 25% of their respective target LTI compensation as time-based restricted stock units. These units were granted to reflect the HR Committee’s desire for long-term retention of the key executives to build stockholder value. These time-based restricted stock units will vest in equal installments on May 15, 2020 and 2021 if the named executive officer remains an employee with the Company on such dates. These units are non-voting and do not receive dividends during the vesting period.
2014-2016 Performance Unit Vesting
Performance levels for the 2014-2016 Performance Unit grants were set at cumulative three year EPS levels for the 2014-2016 performance period as shown in Table 10 above. Participants had an opportunity to earn from 30% of the target grant by attaining threshold performance to 200% of the target grant by attaining maximum performance.
The Company earned cumulative EPS of $11.52 for the 2014-2016 performance period, which exceeded the maximum performance level of $11.50. By exceeding the maximum level of performance, the executives earned 200% of the units granted in 2014 for the 2014-2016 performance period, which vested in 2017. The HR

EXECUTIVE COMPENSATION

Committee was pleased with the Company’s growth and financial performance during the 2014-2016 performance period, and believed that the 2014-2016 Performance Unit grants performed well by motivating the program participants to grow the Company’s earnings.
2015-2017 Performance Unit Vesting
Performance levels for the 2015-2017 Performance Unit grants were set at cumulative three year EPS levels for the 2015-2017 performance period as shown in Table 10 above. Participants had an opportunity to earn from 30% of the target grant by attaining threshold performance to 200% of the target grant by attaining maximum performance. The Company earned a cumulative EPS of $8.79 for the 2015-2017 performance period, after adjusting 2017 EPS for the one-time $3.06 benefit related to the effects of the Tax Cuts and Jobs Act, thereby achieving less than the threshold performance level of $10.30.
Since the threshold level of performance was not met, the executives did not earn the units granted in 2015 for the 2015-2017 performance period, which would have vested in 2018. The HR Committee noted the Company’s growth and financial performance during 2015 when the Company attained record EPS. The HR Committee believes that not earning any of the 2015-2017 Performance Unit grants is properly aligned with Company performance during the full 2015-2017 performance period.
2018 Compensation
The Company's 2018 compensation program reflects significant modifications from the 2017 compensation program for two principal reasons. First, the HR Committee noted the decreased percentage of shares voted in favor of the 2017 say-on-pay resolution and modified the 2018 compensation program in part due to such decreased percentage . Second, due to the Company's intent to spin off the infrastructure businesses, there are several compensation changes taken for 2018 that are intended to encourage successful execution of the spin-off, encourage executive retention, position both Trinity and the new infrastructure company for success, and encourage strong financial performance. Highlights of these changes are:

•	Distinct performance metrics in the short-term and long-term incentive plans

•	A portion of the 2018 AIP will be determined based on the success of the spin-off

•	Relative Total Shareholder Return as the LTI performance metric

•	Reduced the maximum annual executive perquisite allowance from $75,000 to $30,000
As noted above under “Executive Summary - The Named Executive Officers”, Messrs. Menzies and McWhirter are no longer executive officers with the Company. Therefore, the reference to named executive officers in the descriptions of the 2018 compensation program refers only to Messrs. Wallace, Perry and Rice.
2018 Total Target Compensation
To establish 2018 total target compensation for the named executive officers, the HR Committee considered individual and Company performance, job responsibilities, alignment of named executives officers' interests with stockholders, the 2018 Peer Survey Data, peer group proxy disclosure data, and Mr. Wallace’s recommendations for the named executive officers other than himself. Given the Company’s forecasted 2018 earnings, management recommended and the HR Committee approved no change in total target compensation for the named executive officers. Therefore, there is no current change in the 2018 named executive officers' (i) base salary, (ii) target annual incentive payout amounts, or (iii) threshold, target or maximum LTI payout amounts. For 2018, the threshold annual incentive payout amount has been reduced to 20% of target if there is a successful spin-off and Operating Profit does not reach the threshold amount. The maximum annual incentive payout amount has been reduced from 200% to 180% of target. In the aggregate, the 2018 total target compensation for the named executive officers remains within the targeted range of 10% above or below the 50th percentile of the Peer Survey Data. As individual named executive officer's roles and responsibilities are finalized due to the planned spin-off, it is possible that changes to such individual's base salary, annual incentive threshold, target or maximum payout amounts or LTI threshold, target or maximum payout amounts may occur and will be disclosed as required by the SEC.
Setting 2018 Annual Incentive Compensation Performance Levels
While the HR Committee determined that continued focus on earnings was appropriate, the HR Committee shifted to Operating Profit as the primary performance metric, concluding that Operating Profit (excluding costs

EXECUTIVE COMPENSATION

associated with the proposed spin-off transaction) should comprise 80% of target for the 2018 AIP due to uncertainty with respect to costs associated with the proposed spin-off and the Company's capital structure prior to and after the proposed spin-off. For 2018, the Company anticipates the mixed product demand conditions in certain markets will continue throughout the year, and the HR Committee established the Operating Profit performance levels reflective of such market conditions. The HR Committee established the 2018 Operating Profit performance levels as follows: (i) threshold at Operating Profit of $370,900,000; (ii) target at Operating Profit of $463,700,000; and (iii) maximum at Operating Profit of $625,000,000. The target Operating Profit level was selected because it is expected to result in 2018 EPS that is equal to the Company's 2017 adjusted EPS and is greater than the high end of the full year 2018 EPS guidance released in February 2018. Operating Profit will specifically exclude the spin-off costs and transition services costs incurred by the Company during 2018. The pre-spin-off and post-spin-off Operating Profit of the Company will be prorated. The HR Committee believes these levels provide appropriate motivation and reward for potential Operating Profit results and will require performance that exceeds February 2018 guidance for earning a target level AIP payment.
Additionally, since the Company announced its intention to spin-off the infrastructure-related businesses, an additional 20% of each participant’s 2018 target AIP may be earned based on the successful spin-off, evaluated subjectively based on timely execution, thorough documentation and completion, accuracy, and minimal disruption to the daily operations of the businesses.
Setting 2018 Long-Term Incentive Compensation Performance Levels
The 2018 target LTI grants made to the named executive officers are comprised of 60% performance-based restricted stock units for the performance period 2018-2020 and 40% time-based restricted stock units. This is a change from 2017 and was made to improve key executive retention value during the spin-off of the infrastructure business and the creation of two separate public companies. Given the difficulty of forecasting long-term financial performance of the Company and the new infrastructure company, the HR Committee approved relative Total Stockholder Return, as defined by the HR Committee, as the performance metric for the performance period 2018-2020. Relative Total Stockholder Return will be measured against the S&P MidCap 400 from 2018-2020. The Company’s stock price will be adjusted at the time of the spin-off. The HR Committee established the 2018-2020 Total Stockholder Return performance levels as follows: (i) threshold of 25th percentile; (ii) target of 50th percentile; and (iii) maximum of 75th percentile. The remaining 40% of the named executive officers’ target LTI grant will be made in the form of time-based restricted stock units to promote long term executive retention with such awards vesting 50% in May 2021 and 50% in May 2022 if the named executive officer remains an employee in good standing on such dates.
Executive Perquisites
The 2017 perquisite plan as described in detail below was a specified percentage (ranging from 7.5% to 10%) of an executive’s 2015 base salary with a cap of $75,000 per year. For 2018, the cap has been reduced from $75,000 to $30,000, which resulted in a reduction for all named executive officers. The amount of the Executive Perquisite Allowance is determined annually by the HR Committee based on the Company's current and potential future performance. The percentage may be set at up to 10% of base salary if the Company’s annual EPS exceeds $1.00 and is forecast to remain above that level for the coming year. In establishing the percentage, the HR Committee reviews and considers the Company’s performance in the past year and the business plan for the coming year. Additional information on the value of perquisites offered to each named executive officer in 2017 can be found in the footnotes and narrative disclosure pertaining to the “Summary Compensation Table.”
Pursuant to the perquisite plan, the perquisite allowance replaces certain traditional job-related benefits for executives. The Company believes that this allowance serves as a recruiting tool and part of a competitive compensation program, enhances the named executive officers’ ability to conduct the Company’s business, and streamlines the administration of executive perquisites. Each named executive officer is required to use $6,000 of the amount received under the Executive Perquisite Allowance to maintain a four-door sedan that will be used for business purposes, Company-approved levels of automobile insurance and other maintenance, and to forego expense reimbursement for the first 10,000 business miles annually. In 2017, the Company did not reimburse any named executive officer for mileage. In addition to the perquisite allowance, named executive officers are encouraged to have a physical examination each year that is paid for by the Company.

EXECUTIVE COMPENSATION

Post-employment Benefits
The Company’s retirement, savings, and transition compensation plans are designed to assist executives in the transition from active employment. The HR Committee believes these plans assist in recruiting and retaining senior executives and facilitate employment transition. Each of the plans is discussed in the “Compensation of Executives” section of this proxy statement. The Company’s retirement, savings, and transition compensation plans consist of the following:

•
Trinity Industries, Inc. Standard Pension Plan (the “Standard Pension Plan”) — a funded, tax qualified, non-contributory defined benefit pension plan that covers certain of the Company’s employees, including the named executive officers. Earnings are capped by the Code, for those defined as “highly compensated employees.”

•
Effective March 31, 2009, the Board amended the Standard Pension Plan to reduce future pension costs. Under this amendment, all future benefit accruals under the Standard Pension Plan automatically ceased for all participants, and the accrued benefits under the Standard Pension Plan were determined and frozen as of that date. The amendment to the Standard Pension Plan did not affect other benefits earned by participants prior to March 31, 2009. No new participants have been added to the Standard Pension Plan since it was frozen.

•
Trinity Industries, Inc. Supplemental Retirement Plan (the “Supplemental Retirement Plan”) — a non-qualified plan that provides annual retirement benefits that are not provided under the Standard Pension Plan because of Code limitations. Several years ago, the Board of Directors made the decision to discontinue adding executives to this plan. Mr. Wallace was a participant at the time and was grandfathered. As a result, Mr. Wallace is the only current employee who participates in the Supplemental Retirement Plan. In addition to Mr. Wallace, certain retired employees, or their spouses, participate in the Supplemental Retirement Plan. Effective March 31, 2009, the Board amended the Supplemental Retirement Plan to reduce future retirement plan costs. This amendment provided that all future benefit accruals under the Supplemental Retirement Plan automatically ceased and the accrued benefits under the Supplemental Retirement Plan were determined and frozen as of that date, including Mr. Wallace’s benefits.

•
Trinity Industries, Inc. Profit Sharing 401(k) Plan (the “401(k) Plan”) — a voluntary, tax qualified, defined contribution plan that covers most of the Company’s employees, including the named executive officers, and includes a potential annual Company match for a portion of each employee’s contribution.

In 2009, the Board, in connection with its decision to freeze the Standard Pension Plan, amended the 401(k) Plan effective with the 2009 Plan year to (i) allow the participants in the Standard Pension Plan to participate in the enhanced portion of the 401(k) Plan that provides for potential annual contributions by the Company to the participating employee’s account of up to an additional 3% of an employee’s base pay, subject to the Code limit for 401(k) plans, depending upon years of service (the “Annual Retirement Contribution”) and (ii) require Board approval for the Company to make the 401(k) Company match and the Annual Retirement Contribution.

•
Trinity Industries, Inc. Supplemental Profit Sharing Plan (the “Supplemental Plan”) — a supplemental deferred profit sharing plan for highly compensated employees, including the named executive officers, that allows them to defer a portion of their base pay and annual incentive and includes a Company match for a portion of their contribution.

•
Transition Compensation Plan (the “Transition Compensation Plan”) — a plan designed to facilitate a smooth transition when a senior executive separates from service with the Company. The Transition Compensation Plan is a long-term plan whereby an amount equal to 10% of a participant’s salary and annual incentive compensation is set aside each year in an account on the books of the Company. The account is credited monthly with an interest rate equivalent as determined annually by the HR Committee (5% for 2017 and 2018). The account is payable to the participant in a lump sum or annual installments from one to 20 years as elected by the participant, commencing on the one year anniversary of the participant’s separation from service, subject to compliance with the following conditions, unless in the event of the participant’s death, disability or a change in control (as such terms are defined in the Transition Compensation Agreement):

(i)
The participant must give at least six months advance written notice of intent to transition out of his or her position and must work with the Chief Executive Officer, the Board of Directors, or its designee to develop

EXECUTIVE COMPENSATION

and implement an agreed-on succession process to facilitate the smooth transition of the participant’s duties and responsibilities to his or her successor.

(ii)
For a minimum of one year after completing the required transition, the participant must be available to the Company for consultation, at mutually agreed remuneration, regarding the Company’s business and financial affairs.

(iii)
For one year after separation from service, the participant may not, directly or indirectly, become or serve as an officer, employee, owner or partner of any business which competes in a material manner with the Company, without the prior written consent of the Chief Executive Officer, the Chairman of the HR Committee, the Board of Directors, or its designee.

A breach of any of the foregoing conditions will cause the forfeiture of any remaining unpaid amounts. Notwithstanding the foregoing, in the event of a participant’s separation from service due to death, disability or a change in control of the Company, the conditions set forth above shall be of no force and effect. Payment will commence in accordance with the participant’s election. If no election is made, payment will be made as a lump sum on the one year anniversary of the participant’s separation from service.
Change in Control Agreements
The Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company’s management to the interests of stockholders without distraction in potential circumstances arising from the possibility of a change in control of the Company. Accordingly, the Company has entered into a change in control agreement with each of the named executive officers that provides for certain vesting upon a change in control and the payment of certain compensation if the named executive officer’s employment with the Company is terminated under one of the circumstances described in the agreement in connection with a change in control of the Company (as defined in the agreement). These agreements are for continuous two-year terms until terminated by the Company upon specified notice and continue for two years following a change in control. The agreements provide for payment to the named executive officers of a lump sum equal to three times (i) the amount of his or her base salary and (ii) the higher of the average bonus earned over the previous three years or the target bonus for the fiscal year in which the change in control occurs. The severance benefits provided by the change in control agreements also include, for 36 months after termination, continuation of all medical, dental, vision, health, and life insurance benefits which were being provided to the named executive officer at the time of termination of employment and a lump sum equivalent to the amount of income tax payable due to the continuation of insurance benefits.
The change in control agreements contain a “double trigger” provision that requires both a change in control of the Company and a qualifying termination of the named executive officer’s employment before cash compensation will be paid under the agreement. A qualifying termination must be for (i) reasons other than as a result of the executive’s death, disability, retirement, or termination of employment by the Company for “cause” or (ii) termination of employment by the named executive officer for “good reason.” In addition, the agreements contain a non-compete provision to protect the Company’s business goodwill. Further, the named executive officer is required to execute a release of claims against the Company to receive compensation under the agreement.
The change in control agreements do not include excise tax gross ups. Instead, if any payment to which the named executive officer is entitled would be subject to the excise tax imposed by Section 4999 of the Code, then the named executive officer shall be solely responsible for the payment of all income and excise taxes due from the named executive officer and attributable to such payment, with no right of additional payment from the Company as reimbursement for any excise taxes.
The Company considers the compensation payable under the agreement upon specified events of termination following a change in control to be appropriate in light of the unique mix of the industries in which it is engaged, the limited number of companies in many of those industries, and the uncertain length of time necessary to find new employment. The level of payments and benefits provided under the change in control agreements are considered appropriate. These benefits are recognized as part of the total compensation package and are reviewed periodically, but are not specifically considered by the HR Committee when making changes in base

EXECUTIVE COMPENSATION

salary, annual incentive compensation, or long-term incentive compensation. The change in control severance benefits are discussed in the Compensation of Executives section under “Potential Payments Upon Termination or Change in Control.” The Company does not have severance agreements with named executive officers other than in connection with the change in control agreements.
Health and Welfare Benefits
The Company-supported medical plan, life insurance, and long-term disability plan, and employee-paid dental, vision, critical illness insurance, and supplemental life insurance are substantially similar for the named executive officers as for all full-time employees. The Company does not provide health benefits to retirees.

Compensation-Related Policies and Positions
Internal Equity Regarding CEO Compensation
The HR Committee follows the same processes and methods disclosed herein to establish the compensation for all other named executive officers as it does in recommending to the independent directors the compensation package for Mr. Wallace. As noted previously, his position as CEO is compared to other executives in comparable positions in the Peer Survey Data. Since as the CEO of the Company he has a unique and greater set of responsibilities as compared to the other named executive officers, including having the ultimate responsibility for the overall success of the Company, the Board of Directors does not consider his compensation to be comparable to the compensation of the other named executive officers.
Recoupment on Restatement
The Board of Directors has adopted a Company policy that allows payouts to be recouped under annual and/or long-term incentive plans if the financial statements on which they are based are subsequently required to be restated as a result of errors, omissions, fraud, or other misconduct. The policy provides discretion to the HR Committee to make such determinations while providing a framework to guide their decisions.
Stock Ownership Requirements; Anti-Hedging/Anti-Pledging Policy
Stock ownership requirements have been adopted that require the CEO to maintain ownership of Company Common Stock valued at six times base salary, the other named executive officers at three times base salary, and the Board of Directors at five times annual cash retainer. Stock ownership is defined as (i) stock owned without restrictions; (ii) shares or units granted on which restrictions remain, including restricted shares that vest at retirement; (iii) shares or share equivalents held in a qualified or non-qualified profit sharing plan; and (iv) equivalent shares determined from vested, in-the-money stock options. Stock owned without restriction must comprise at least 50% of a named executive officer’s stock ownership level. Individuals subject to the stock ownership requirements have five years to achieve compliance with the ownership requirements, subject to extensions in limited circumstances. The named executive officers are not permitted to sell vested shares until they have reached their stock ownership requirements. The named executive officers and the directors are all in compliance with the Company’s stock ownership requirements.
The Company has also adopted a policy prohibiting the named executive officers, members of the Board of Directors, and other members of management from (i) engaging in derivative transactions (including hedging) with respect to the Company’s Common Stock and other securities and (ii) pledging the Company’s Common Stock and other securities (e.g., using such securities for margin loans or to collateralize other indebtedness).
Limitation on Deductibility of Executive Compensation
For a publicly-held corporation in 2017, Section 162(m) of the Code limited the federal income tax deduction for the compensation of certain executive officers that exceeds $1 million per year. “Performance-based” compensation is not subject to the limitations on deductibility. For 2017, the HR Committee monitored deductibility options; however, the HR Committee found it in the best interest of the Company and its stockholders for certain compensation not to be deductible under Section 162(m).
Due to the tax revisions in the Tax Cuts and Jobs Act beginning in 2018, there will not be any deduction allowed for the compensation of certain executive officers that exceeds $1 million per year.

EXECUTIVE COMPENSATION

Conclusion
The HR Committee believes the executive compensation program provides appropriate incentives for each executive officer to strive for the Company’s achievement of exceptional operating results and concurrent preservation of, and improvements to, the Company’s financial condition, thereby clearly aligning each executive’s potential compensation with the long-term interests of stockholders. In summary, the Company’s executive compensation program contributes to a high-performance culture where executives are expected to deliver results that promote the Company’s position as a premier, diversified industrial company.

Human Resources Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and based on such review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Human Resources Committee
Rhys J. Best, Chair
Leldon E. Echols
Ronald J. Gafford
Charles W. Matthews
Douglas L. Rock

EXECUTIVE COMPENSATION

Compensation of Executives

Summary Compensation Table
The following table and accompanying narrative disclosure should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives of the Company’s executive compensation programs.
The “Summary Compensation Table” below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2017, 2016, and 2015.
Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Timothy R. Wallace Chairman, Chief Executive Officer and President	2017	$1,050,000	$—	$4,273,282	$1,863,750	$1,356,822	$411,122	$8,954,976
	2016	1,050,000	—	4,249,511	958,125	1,046,819	350,938	7,655,393
	2015	1,050,000	—	3,461,651	3,000,000	73,601	550,275	8,135,527
James E. Perry Senior Vice President and Chief Financial Officer	2017	556,000	—	1,244,915	639,000	15,838	194,742	2,650,495
	2016	556,000	—	1,237,960	328,500	17,367	166,926	2,306,753
	2015	540,000	—	930,845	1,025,200	10,836	236,012	2,742,893
D. Stephen Menzies Senior Vice President and Group President	2017	682,500	—	1,340,662	873,300	65,393	234,080	3,195,935
	2016	682,500	—	1,333,194	448,950	65,680	191,395	2,721,719
	2015	650,000	—	1,008,451	1,351,400	32,660	278,390	3,320,901
William A. McWhirter II Senior Vice President and Group President	2017	618,000	—	1,101,256	710,000	100,696	213,080	2,743,032
	2016	618,000	—	1,095,108	365,000	87,039	178,330	2,343,477
	2015	600,000	—	853,293	1,106,750	27,917	252,567	2,840,527
S. Theis Rice Senior Vice President and Chief Legal Officer	2017	470,000	—	646,414	497,000	84,235	172,915	1,870,564
	2016	470,000	—	642,780	255,500	65,680	164,716	1,598,676
	2015	450,000	—	504,212	792,200	16,123	211,499	1,974,034

(1) For Messrs. Wallace, Perry, McWhirter, and Rice $33,750; $12,200; $13,560; $41,200, respectively, of the above amount was deferred pursuant to the Supplemental Plan and also is reported in the “Nonqualified Deferred Compensation Table.”
(2) Equity awards are the grant date fair value dollar amounts computed in accordance with ASC Topic 718. The policy and assumptions made in the valuation of share-based payments are contained in Note 16 of Item 8 of the Annual Report on Form 10-K for the year ended December 31, 2017. Amounts include grants of performance-based restricted stock units under the Performance Unit Program for the 2017-2019 performance period at target value for Messrs. Wallace $3,157,653; Perry $919,897; Menzies $990,641; McWhirter $813,743; and Rice $477,641. The potential maximum values for the grants under the Performance Unit Program are for Messrs. Wallace $6,315,305; Perry $1,839,794; Menzies $1,981,281; McWhirter $1,627,486; and Rice $955,282. The amount includes grants of restricted stock units to Messrs. Wallace 41,228 units; Perry 12,011 units; Menzies 12,935 units; McWhirter 10,625 units; and Rice 6,237 units. The grant date value of these grants were for Messrs. Wallace $1,115,630; Perry $325,018; Menzies $350,021; McWhirter $287,513; and Rice $168,773.

EXECUTIVE COMPENSATION

(3)Non-equity incentive plan compensation represents cash awards earned during 2017 under the 2017 Annual Incentive Program based on goal achievements. For 2017, for Messrs. Wallace, Perry and Rice, $55,913; $6,390; and $39,760, respectively, of the above amount was deferred pursuant to the Supplemental Plan and is also reported in the “Nonqualified Deferred Compensation Table.”
(4)This column represents both changes in pension value for the named executive officers, as well as above market earnings on deferred compensation. During 2017, total pension values under the Standard Pension Plan and the Supplemental Retirement Plan for Messrs. Wallace, Menzies, McWhirter and Rice increased $1,270,000; $26,000; $67,000; and $66,000, respectively. For 2017 for Messrs. Wallace, Perry, Menzies, McWhirter and Rice, the above market earnings on nonqualified deferred compensation under the Transition Compensation Plan were $86,822; $15,838; $39,393; $33,696; and $18,235, respectively.

(5)The following table is a breakdown of all other compensation included in the “Summary Compensation Table” for the named executive officers:

 All Other Compensation

Name	Year	Executive Perquisite Allowance(1)	Perquisites and Other Personal Benefits	Company Contributions to Defined Contribution Plans (2)	Executive Transition Compensation Plan(3)	Total All Other Compensation
Timothy R. Wallace	2017	$75,000	$—	$44,747	$291,375	$411,122
	2016	75,000	—	75,125	200,813	350,938
	2015	75,000	—	70,275	405,000	550,275
James E. Perry	2017	54,000	—	21,242	119,500	194,742
	2016	54,000	—	24,476	88,450	166,926
	2015	54,000	—	25,492	156,520	236,012
D. Stephen Menzies	2017	65,000	—	13,500	155,580	234,080
	2016	65,000	—	13,250	113,145	191,395
	2015	65,000	—	13,250	200,140	278,390
William A. McWhirter II	2017	60,000	—	20,280	132,800	213,080
	2016	60,000	—	20,030	98,300	178,330
	2015	60,000	—	21,892	170,675	252,567
S. Theis Rice	2017	45,000	—	31,215	96,700	172,915
	2016	45,000	—	47,166	72,550	164,716
	2015	45,000	—	42,279	124,220	211,499

(1)Represents the amounts payable pursuant to the Executive Perquisite Allowance.
(2)Represents the Company’s matching amounts and the Additional Retirement Contribution under the Company’s 401(k) Plan for 2017 for Messrs. Wallace $13,500; Perry $13,500; Menzies $13,500; McWhirter $13,500; and Rice $9,339 and under the Company’s Supplemental Plan for 2017 for Messrs. Wallace $31,247; Perry $7,742; McWhirter $6,780; and Rice $21,876.
(3)Represents an amount equal to 10% of the salaries and annual incentive compensation set aside pursuant to the Transition Compensation Plan. These amounts also are included in the “Nonqualified Deferred Compensation Table.” Each named executive officer participates in the Transition Compensation Plan which is an unfunded long-term plan whereby an amount equal to 10% of salary and annual incentive compensation is set aside in an account on the books of the Company. The account is credited monthly with an interest rate equivalent as determined annually by the HR Committee (5% for 2017). The account is payable to the participant in a lump sum or annual installments from one to 20 years, subject to compliance with the

EXECUTIVE COMPENSATION

following conditions, unless in the event of the participant's death, disability or a change in control (as such terms are defined in the Transition Compensation Plan):

(i)The participant must give at least six months advance written notice of intent to transition out of his or her position and must work with the Chief Executive Officer, the Board of Directors, or its designee to develop and implement an agreed-on succession process to facilitate the smooth transition of the participant’s duties and responsibilities to his or her successor.

(ii)For a minimum of one year after completing the required transition, the participant must be available to the Company for consultation, at mutually-agreed remuneration, regarding the Company’s business and financial affairs.

(iii)For one year after separation from service, the participant may not, directly or indirectly, become or serve as an officer, employee, owner or partner of any business which competes in a material manner with the Company, without the prior written consent of the Chief Executive Officer or the Chairman of the HR Committee, the Board of Directors, or its designee.

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards
The following table summarizes the 2017 grants of equity and non-equity plan-based awards for the named executive officers and the 2018 grants of non-equity plan-based awards for the named executive officers.
Grants of Plan-Based Awards Table

		Estimated Possible Payouts and Future Payouts Under Non- Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards Number of Shares of Stock or Awards(4) (#)	Grant Date Fair Value of Stock Awards(5) ($)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Timothy R. Wallace
2017 Annual Incentive Plan		$ 525,000(1)	$1,312,500	$2,625,000
2017 Equity Awards	5/1/2017				12,368(6)	123,684	247,368	41,228	$4,273,282
2018 Annual Incentive Plan		420,000(1)	1,050,000(1)	2,100,000(1)
		262,500(7)	262,500(7)	262,500(7)
James E. Perry
2017 Annual Incentive Plan		180,000(8)	450,000(8)	900,000(8)
2017 Equity Awards	5/1/2017				3,603(6)	36,032	72,064	12,011	1,244,915
2018 Annual Incentive Plan		144,000(8)	360,000(8)	720,000(8)
		90,000(8)	90,000(8)	90,000(8)
D. Stephen Menzies
2017 Annual Incentive Plan		246,000(8)	615,000(8)	1,230,000(8)
2017 Equity Awards	5/1/2017				3,880(6)	38,803	77,606	12,935	1,340,662
2018 Annual Incentive Plan		—(8)	—(8)	—(8)
William A. McWhirter II
2017 Annual Incentive Plan		200,000(9)	500,000(9)	1,000,000(9)
2017 Equity Awards	5/1/2017				3,187(6)	31,874	63,748	10,625	1,101,256
2018 Annual Incentive Plan(9)		40,000(9)	100,000(9)	200,000(9)
		25,000(9)	25,000(9)	25,000(9)
S. Theis Rice
2017 Annual Incentive Plan		140,000(10)	350,000(10)	700,000(10)
2017 Equity Awards	5/1/2017				1,871(6)	18,709	37,418	6,237	646,414
2018 Annual Incentive Plan		112,000(10)	280,000(10)	560,000(10)
		70,000(10)	70,000(10)	70,000(10)

EXECUTIVE COMPENSATION

(1)The grant date of all stock awards is the date of the HR Committee meeting or Board meeting at which such award was approved.
(2)Represents the potential amounts payable in 2018 under the 2017 Annual Incentive Program for attainment of performance goals and potential amounts payable in 2019 under the 2018 Annual Incentive Program for attainment of performance goals. As previously noted, the awards under the 2017 Annual Incentive Program paid at 142% of Target.
(3)For 2017 equity awards, represents the number of performance-based restricted stock units that were awarded in May 2017 to each of the named executive officers as performance-based awards based on financial performance for 2017 through 2019. These units are earned and vest as discussed below.
(4)Represents the time-based restricted stock units awarded in May 2017.
(5)The grant date fair value of the stock awards is calculated in accordance with ASC Topic 718.
(6)Represents threshold payment if threshold ROOC is achieved and threshold EPS is not achieved.
(7)In addition to the amounts payable under the 2018 Annual Incentive Plan due to the Company's 2018 Operating Profit, the HR Committee may approve up to an additional $262,500 based upon the Company's attainment of a successful spin-off.
(8)In addition to the amounts payable under the 2018 Annual Incentive Plan due to the Company's 2018 Operating Profit, the HR Committee may approve up to an additional $90,000 based upon the Company's attainment of a successful spin-off.
(9)Represents Mr. McWhirter's eligibility to receive 25% of the 2018 Annual Incentive Program payout. See "2018 Compensation — Setting 2018 Annual Incentive Compensation Performance Levels" above regarding the 2018 Annual Incentive Program. In addition to the amounts payable under the 2018 Annual Incentive Plan due to the Company's 2018 Operating Profit, the HR Committee may approve up to an additional $25,000 based upon the Company's attainment of a successful spin-off.
(10)In addition to the amounts payable under the 2018 Annual Incentive Plan due to the Company's 2018 Operating Profit, the HR Committee may approve up to an additional $70,000 based upon the Company's attainment of a successful spin-off.

Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table
The stock awards described in the “Summary Compensation Table” are the dollar amounts of the grant date fair value of the awards calculated in accordance with ASC Topic 718. The following discussion contains statements regarding future performance goals. These statements are solely disclosed in the limited context of the Company’s compensation program and should not be considered as statements of the Company’s expectations or estimates. The Company specifically cautions investors not to apply these statements in other contexts.
The equity awards granted in May 2017 to the named executive officers were grants of 75% performance-based restricted stock units and 25% time-based restricted stock units, all granted pursuant to the Fourth Amended and Restated 2004 Stock Option and Incentive Plan. The performance-based restricted stock unit awards were made at the target amount for each named executive officer, based on the Company’s 2017-2019 financial performance target of $3.95 cumulative EPS and 18.5% cumulative ROOC. Recipients of the performance-based restricted stock units will not earn any such units unless the Company achieves threshold performance level of cumulative $3.05 EPS and 16.5% cumulative ROOC for the performance period. Recipients may earn the following percentages of the target grant amount: (i) 30% of the target grant for threshold performance ($3.05 cumulative EPS and 16.5% cumulative ROOC); (ii) 100% of the target grant for target performance ($3.95 cumulative EPS and 18.5% cumulative ROOC); and (iii) 200% of the target grant for maximum performance ($4.75 cumulative EPS and 21.5% cumulative ROOC). For performance falling between the specified levels, the amount of units earned will be interpolated accordingly. During the performance period, recipients do not earn dividends on, and are not entitled to vote with respect to, the performance-based restricted stock units.
In 2017, the named executive officers were granted 25% of their respective target LTI compensation as time-based restricted stock units. These units were granted to reflect the HR Committee’s desire to ensure the long-term commitment of key executives to build stockholder value. These time-based restricted stock units will vest in equal installments on May 15, 2020 and 2021 if the named executive officer remains an employee on such dates.

EXECUTIVE COMPENSATION

During the vesting period, recipients do not earn dividends on, and are not entitled to vote with respect to, the time-based restricted stock units.
Each performance-based restricted stock unit earned will convert into either one share of Common Stock or the cash value of one share of Common Stock and vest on May 15, 2020. In the event of death or disability occurring prior to the third anniversary of the date of grant, the performance metrics will be assumed to have been met at target, with the actual number of shares to be awarded determined by multiplying the target grant by a fraction, the numerator of which is the number of days since the date of grant to the date of death or disability and the denominator of which is the number of days in the full performance period. In the event of a change in control of the Company, the performance metrics will be assumed to have been met at target level and the recipients will earn the target grant of units. In the event of retirement or termination without cause prior to the third anniversary of the date of grant, the number of performance-based restricted stock units earned will be based on the level of achievement for the entire performance period, multiplied by a fraction, the numerator of which is the number of days from the date of grant to the date of retirement or termination without cause, and the denominator of which is the number of days in the full performance period. However, in the event of such a retirement or termination without cause, all units earned (and shares payable with respect thereto) are subject to forfeiture, at the discretion of the HR Committee, if the recipient of the grant is affiliated in certain respects with a competitor, customer, or supplier of the Company.
The non-equity incentive plan awards for 2017 to the named executive officers were based on Company EPS of $1.46. This is a reduction of the Company's reported EPS of $4.52 to exclude the one-time $3.06 benefit related to the effects of the Tax Cuts and Jobs Act.
The estimates for future payouts under the 2018 Annual Incentive Program represent potential payments of annual incentive compensation for 2018 based on Operating Profit and successful spin-off of the infrastructure-related businesses. To achieve the Operating Profit target, the Company must earn Operating Profit of $463,700,000 for 2018, as adjusted to exclude unusual or infrequently occurring or non-recurring items. In addition, the HR Committee may approve up to an additional 20% of target based upon the Company's attainment of a successful spin-off.
See “Setting 2018 Annual Incentive Compensation Performance Levels” under “Compensation Discussion and Analysis” above for a description of the goals.
The Company has an Executive Perquisite Allowance that in 2017 provided to the named executive officers an allowance of 10% of 2015 base salary up to $75,000 in lieu of providing traditional job-related benefits. Beginning in 2018, the maximum executive perquisite allowance is $30,000. Other than being required to use $6,000 of the perquisite allowance to maintain a four-door sedan, including insurance and other maintenance, and to forego reimbursement for the first 10,000 business miles annually, the perquisite allowance is to be used at the discretion of the executive for perquisite-type expenses. It is intended that the perquisite allowance will eliminate charges to the Company for personal benefits for the executives that are not provided to Company employees generally, other than occasional de minimis items such as the use of Company tickets to entertainment events or expenses related to spousal travel. The perquisite allowance is not intended to cover personal use of the Company’s aircraft or commuting or relocation expenses. For security purposes, the Board requires the CEO to use the Company aircraft for personal travel to the extent possible, and the value attributed to such personal use is calculated using the aggregate incremental cost method. Incremental costs include the cost of fuel, catering, landing fees, flight crew expenses, “dead head” costs of flying aircraft to and from locations for personal use, and the additional tax paid as a result of lost tax deductions. Other named executive officers may have periodic personal use of the Company aircraft. During 2017, no named executive officer had personal use of Company aircraft.
The Company has a 401(k) Plan that permits employees to elect to set aside a portion of their compensation (subject to the maximum limit on the amount of compensation permitted by the Code to be deferred for this purpose) in a trust to pay future retirement benefits. Depending upon years of service, the Company may match up to 50% of no more than 6% of the employee’s compensation set aside for this purpose. For employees who participate in the enhancement to the 401(k) Plan, the Company contributes up to an additional 3% of the employee’s base salary (subject to the maximum limit permitted by the Code) depending upon years of service to the account of employees participating in the enhanced portion of the 401(k) Plan as an Annual Retirement Contribution. As a result of the amendment to the Standard Pension Plan adopted in 2009, the named executive

EXECUTIVE COMPENSATION

officers’ accrued benefits were frozen and no future benefits will accrue under the Standard Pension Plan. Therefore, commencing with the 401(k) Plan’s 2009 plan year, all of the named executive officers were eligible to participate in the enhanced portion of the 401(k) Plan. Matching contributions under the Supplemental Plan are discussed under “Nonqualified Deferred Compensation.”
Base salary, the Executive Perquisite Allowance, and annual incentive compensation in 2017 represented from 33% to 54% of the named executive officers’ total compensation as reflected in the “Summary Compensation Table.”

Outstanding Equity Awards at Year-End
The following table summarizes as of December 31, 2017, for each named executive officer, the number of unexercised options and the number of shares of unvested restricted stock. The market value of the stock awards was based on the closing price of the Common Stock as of December 29, 2017, which was $37.46.
Outstanding Equity Awards at Fiscal Year-End Table

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Timothy R. Wallace	340,044		$12,738,048		53,693	(3)	$2,011,340	(3)
	—	(2)	—	(2)	123,684	(4)	4,633,203	(4)
James E. Perry	109,916		4,117,453		15,642	(3)	585,949	(3)
	—	(2)	—	(2)	36,032	(4)	1,349,759	(4)
D. Stephen Menzies	85,888		3,217,364		16,845	(3)	631,014	(3)
	—	(2)	—	(2)	38,803	(4)	1,453,560	(4)
William A. McWhirter II	123,514		4,626,834		13,837	(3)	518,334	(3)
	—	(2)	—	(2)	31,874	(4)	1,194,000	(4)
S. Theis Rice	39,451		1,477,834		8,122	(3)	304,250	(3)
	—	(2)	—	(2)	18,709	(4)	700,839	(4)

(1)The following table provides the vesting date of unvested stock awards.

Vesting Date	Timothy R. Wallace	James E. Perry	D. Stephen Menzies	William A. McWhirter II	S. Theis Rice
5/15/2018	15,852	4,263	4,618	3,908	2,309
5/15/2019	45,681	18,952	13,977	11,594	6,821
5/15/2020	50,443	14,696	15,826	13,000	7,631
5/15/2021	20,614	6,005	6,467	5,312	3,118
5/15/2024	—	6,000	—	—	—
Retirement(a)	207,454	—	15,000	89,700	19,572
Age 65(b)	—	40,000	30,000	—	—
The earlier of age 65 or rule of 80(c)	—	20,000	—	—	—

(a)Grants of Restricted Stock which will vest upon the earlier of: (i) retirement; (ii) death, disability or change in control; or (iii) consent of the HR Committee after 3 years from the date of grant.

EXECUTIVE COMPENSATION

(b)Grants of Restricted Stock which will vest upon: (i) the earlier of when the executive officer reaches age 65; (ii) death, disability or change in control; or (iii) consent of the HR Committee after 3 years from the date of grant. The grant of 30,000 shares to Mr. Menzies will vest upon the earlier of (i) when he reaches age 65; or (ii) death, disability or change of control.
(c)Grants which will vest upon: the earlier of (i) when the executive officer reaches age 65; (ii) the executive officer’s age plus years of service equal 80; (iii) death, disability or change in control; or (iv) consent of the HR Committee after 3 years from the date of grant.
(2)Represents the market value and actual number of performance-based shares to be awarded in 2018 upon certification by the HR Committee of the achievement of the financial performance goals from 2015 through 2017.
(3)Represents the threshold number or value, as applicable, of performance-based restricted stock units that could be earned if threshold financial performance goals are achieved. The actual number of shares to be issued in 2019 will be based on the Company’s aggregate EPS and return on net assets ("RONA") from 2016 through 2018. See “Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table” and “Compensation Discussion and Analysis - Performance Unit Component.”
(4)Represents the target number or value, as applicable, of performance-based restricted stock units that could be earned if target financial performance goals are achieved. The actual number of shares to be issued in 2020 will be based on the Company’s cumulative EPS and cumulative return on operating capital ("ROOC") from 2017 through 2019. See “Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table” and “Compensation Discussion and Analysis - Performance Unit Component.”

Option Exercises and Stock Vested in 2017
The following table summarizes for the named executive officers in 2017 (i) the number of shares acquired upon exercise of stock options and the value realized and (ii) the number of shares acquired upon the vesting of restricted stock and restricted stock units and the value realized, each before payout of any applicable withholding tax.
Option Exercises and Stock Vested Table

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Timothy R. Wallace	—	$—	210,292	$5,713,634
James E. Perry	—	—	76,076	2,066,985
D. Stephen Menzies	—	—	61,684	1,675,954
William A. McWhirter II	—	—	56,076	1,523,585
S. Theis Rice	—	—	36,452	990,401

EXECUTIVE COMPENSATION

Pension Benefits
The following table summarizes the present value of the accumulated pension benefits of the named executive officers under the Standard Pension Plan and, for Mr. Wallace, the Supplemental Retirement Plan.
Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Timothy R. Wallace	Trinity Industries, Inc. Standard Pension Plan	34	$979,000	$—
	Trinity Industries, Inc. Supplemental Retirement Plan	34	12,208,000	—
James E. Perry	Trinity Industries, Inc. Standard Pension Plan	0	2,000	—
D. Stephen Menzies	Trinity Industries, Inc. Standard Pension Plan	9	256,000	—
William A. McWhirter II	Trinity Industries, Inc. Standard Pension Plan	23	480,000	—
S. Theis Rice	Trinity Industries, Inc. Standard Pension Plan	18	642,000	—
(1)The present value of the accumulated benefit is calculated in accordance with ASC Topic 715. Refer to Note 14 of Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for the policy and assumptions made in the valuation of this accumulated benefit.
The Standard Pension Plan is a noncontributory defined benefit retirement and death benefit plan. Funds are contributed periodically to a trust that invests the Company’s contributions and earnings thereon in order to pay the benefits to the participating employees. The plan provides for the payment of monthly retirement benefits determined under a calculation based on credited years of service and a participant’s highest compensation over five consecutive years in the last ten years of employment. Retirement benefits are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement. Covered compensation includes salary and non-equity incentive plan compensation as shown in the “Summary Compensation Table.” Other elements of compensation in the “Summary Compensation Table” are not included in covered compensation. The normal monthly retirement benefit payable at age 65 is a life annuity with ten years guaranteed equal to ¾ of 1% of average monthly compensation up to $800 plus 1% of average monthly compensation over $800 times the years of credited service. The plan also provides for the payment of a death benefit before retirement that is the greater of the lump sum value of the accrued benefit under the pension plan or one times base pay with less than 10 years of service and 2½ times base pay with at least ten (10) years of service. Participants in the Standard Pension Plan can choose to receive benefit payments at age 65 even if still employed. If they make such an election, no death benefit is available.
The Company has a Supplemental Retirement Plan that applies to Mr. Wallace. The Supplemental Retirement Plan provides that the amount of the annual retirement benefit under the Standard Pension Plan that is limited by reason of compliance with the Code is paid as a supplemental pension benefit. The benefit payment terms are the same as the terms of the Standard Pension Plan. The benefits are payable from the general assets of the Company. On February 13, 2009, the Board amended the Supplemental Retirement Plan and the Standard Pension Plan. As a result, all future benefit accruals under the Supplemental Retirement Plan and the Standard Pension Plan automatically ceased effective March 31, 2009 for all participants and the accrued benefits under each plan were determined and frozen as of that date. These amendments are discussed in the Compensation Discussion and Analysis section under “Post-employment Benefits.”

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation
The table below shows the contributions by the executives and the Company, the aggregate earnings on nonqualified deferred compensation in 2017 and the aggregate balance at year end under nonqualified deferred compensation plans of the Company.
Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Balance at Last Fiscal Year End(4)
Timothy R. Wallace	$89,663	$322,622	$330,248	$7,421,516
James E. Perry	18,590	127,242	177,664	1,582,531
D. Stephen Menzies	—	155,580	197,845	2,674,979
William A. McWhirter II	13,560	139,580	211,810	2,614,135
S. Theis Rice	80,960	118,576	106,968	1,678,571

(1) Salary and incentive compensation deferrals to the Company’s Supplemental Plan. The amounts are also included in the “Summary Compensation Table” for 2017.
(2) Includes an amount equal to 10% of the salaries and incentive compensation set aside pursuant to the Transition Compensation Plan for Messrs. Wallace $291,375; Perry $119,500; Menzies $155,580; McWhirter $132,800; and Rice $96,700; and matching amounts under the Company’s Supplemental Plan for Messrs. Wallace $31,247; Perry $7,742; McWhirter $6,780; and Rice $21,876. These amounts are also included in the “Summary Compensation Table” for 2017.
(3) This column represents earnings in the Supplemental Plan and the Transition Compensation Plan. Earnings in the Supplemental Plan were: Messrs. Wallace $96,635; Perry $135,050; Menzies $91,854; McWhirter $121,146; and Rice $57,900. Earnings in the Transition Compensation Plan were: Messrs. Wallace $233,613; Perry $42,614; Menzies $105,991; McWhirter $90,664; and Rice $49,068. The amounts reported in this table for the Transition Compensation Plan are inclusive of above market earnings included in the “Summary Compensation Table” above. See Note (5) to the “Summary Compensation Table.”
(4) This column includes amounts in the “Summary Compensation Table” for (i) an amount equal to 10% of the salaries and incentive compensation set aside pursuant to the Transition Compensation Plan in 2016 for Messrs. Wallace $200,813; Perry $88,450; Menzies $113,145; McWhirter $98,300; and Rice $72,550; and in 2015 for Messrs. Wallace $405,000; Perry $156,520; Menzies $200,140; McWhirter $170,675; and Rice $124,220; (ii) matching amounts under the Company’s Supplemental Plan in 2016 for Messrs. Wallace $61,875; Perry $11,226; McWhirter $6,780; and Rice $37,733; and in 2015 for Messrs. Wallace $54,375; Perry $10,940; McWhirter $6,600; and Rice $33,000; and (iii) salary and incentive compensation deferrals to the Company’s Supplemental Plan in 2016 for Messrs. Wallace $62,494; Perry $15,485; McWhirter $13,560; and Rice $61,640; and in 2015 for Messrs. Wallace $123,750; Perry $22,132; McWhirter $13,200; and Rice $64,360.

Deferred Compensation Discussion
The Supplemental Plan was established for highly compensated employees who are limited as to the amount of deferrals allowed under the Company’s 401(k) plan. Participants must elect to defer salary prior to the beginning of the fiscal year and annual incentive pay prior to the beginning of the year to which the incentive payments relate. The first 6% of a participant’s base salary and bonus contributed to the Supplemental Plan, less any compensation matched under the 401(k) plan, may be matched from 25% to 50% by the Company based on years of service. The Company’s match vests 20% for each year of service up to 100% after five years. Participants may choose from several mutual fund-like deemed investments.
If elected at the time of enrollment, participants may take an in-service distribution of deferrals three years after the end of the plan year in which the deferral was made. Amounts are paid out immediately on death. Upon

EXECUTIVE COMPENSATION

termination of employment, amounts in the Supplemental Plan are paid out beginning six months after termination of employment in lump sum or annual installments from one to 20 years according to election of the participant.
Each named executive officer participates in the Transition Compensation Plan which is an unfunded long-term plan whereby an amount equal to 10% of salary and annual incentive compensation is set aside in an account on the books of the Company. The account is credited monthly with an interest rate equivalent as determined annually by the HR Committee (5% for 2017). The account is payable to the participant in a lump sum or annual installments from one to 20 years, subject to compliance with the conditions set forth in footnote 3 to “All Other Compensation.”
In 2009, the Board amended the 401(k) Plan to allow the participants in the Standard Pension Plan to participate in the enhanced portion of the 401(k) Plan. This amendment is discussed in the Compensation Discussion and Analysis section under “Post-employment Benefits.”

Potential Payments Upon Termination or Change in Control
Named executive officers that terminate voluntarily, involuntarily, by death or by disability have the same death and disability benefits that are available to the majority of salaried employees. While employed by the Company, salaried employees have a death benefit equal to the greater of their accrued benefit under the pension plan or one year of base salary for less than 10 years of service and 2½ times base salary for at least 10 years of service.
The Company’s long-term disability plan provides salaried employees with a disability benefit after six months of disability of 60% of base salary up to a maximum of $12,000 a month while disabled and until normal retirement at age 65. Pension benefits payable at retirement are described under “Pension Benefits” and deferred compensation benefits that are payable on termination are described under “Deferred Compensation Discussion.” Equity awards held by the named executive officers have no acceleration of vesting upon voluntary or involuntary termination but vesting is accelerated on death, disability, and in some cases retirement. Pursuant to the terms of the Change in Control Agreement described below, equity awards, and benefits under the Supplemental Plan, Transition Compensation Plan, and 401(k) Plan vest upon a change in control. The annual incentive compensation agreements also provide that in the event of resignation or a change in control, the named executive officers may be paid a proration of the target bonus for the year in which the change in control occurs as of the date of the change in control.
The following table provides the dollar value of (i) accelerated vesting of equity awards and (ii) the payment of annual incentive compensation assuming each of the named executive officers had been terminated by death, disability, or retirement on December 31, 2017. As of December 31, 2017, there were no outstanding stock options held by any of the named executive officers.

	Timothy R. Wallace	James E. Perry	D. Stephen Menzies	William A. McWhirter II	S. Theis Rice
Death
Equity Awards	$20,663,213	$6,355,294	$5,632,824	$6,633,729	$2,658,866
Annual Incentive Compensation(1)	1,312,500	450,000	615,000	500,000	350,000
Total	$21,975,713	$6,805,294	$6,247,824	$7,133,729	$3,008,866
Disability
Equity Awards	$20,663,213	$6,355,294	$5,632,824	$6,633,729	$2,658,866
Annual Incentive Compensation(1)	1,312,500	450,000	615,000	500,000	350,000
Total	$21,975,713	$6,805,294	$6,247,824	$7,133,729	$3,008,866
Retirement
Equity Awards	$10,874,298	$882,734	$2,637,947	$4,149,194	$1,197,233
Annual Incentive Compensation(1)	1,312,500	450,000	615,000	500,000	350,000
Total	$12,186,798	$1,332,734	$3,252,947	$4,649,194	$1,547,233

(1)Assumes payment of 2017 annual incentive compensation at target amount.

EXECUTIVE COMPENSATION

Each of the named executive officers has entered into a Change in Control Agreement (the “Agreement”) with the Company. In addition to the acceleration of vesting upon a change in control as described above, the Agreement provides for compensation if the named executive officer’s employment is terminated under one of the circumstances described in the Agreement in connection with a “change in control” of the Company. A “change in control” is generally defined as (i) any other person or entity acquires beneficial ownership of 30% or more of the Company’s outstanding Common Stock or the combined voting power over the Company’s outstanding voting securities unless the transaction resulting in the person becoming the beneficial owner of 30% or more of the combined voting power is approved in advance by the Company’s Board; (ii) the incumbent directors cease for any reason to constitute at least a majority of the Board; (iii) the completion of certain corporate transactions including a reorganization, merger, statutory share exchange, consolidation or similar transaction, a sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity, subject to certain exceptions; or (iv) the stockholders approve a complete liquidation or dissolution of the Company. See “Change in Control Agreements” under the Compensation Discussion and Analysis section.
The Agreements are for continuous two-year terms until terminated by the Company upon specified notice and continue for two years following a change in control. The Agreements contain a “double trigger” provision that requires both a change in control of the Company and a qualifying termination of the named executive officer’s employment before compensation will be paid under the Agreement. A qualifying termination must be for (i) reasons other than as a result of the executive’s death, disability, retirement, or termination of the named executive officer’s employment by the Company for “cause”; or (ii) termination of employment by the named executive officer for “good reason.”
“Cause” is generally defined as a participant’s (i) willful and continued failure to substantially perform his employment duties with the Company; (ii) misappropriation or embezzlement from the Company or any other act or acts of dishonesty by the participant constituting a felony that results in gain to the participant at the Company’s expense; (iii) conviction of the participant of a felony involving moral turpitude; or (iv) the refusal of the participant to accept offered employment after a change in control.
“Good reason” is generally defined as, following a change in control, (i) a material adverse change in a participant’s working conditions or responsibilities; (ii) assignment to the participant of duties inconsistent with the participant’s position, duties, and reporting responsibilities; (iii) a change in the participant’s titles or offices; (iv) a reduction in the participant’s annual base salary; (v) a material reduction in the participant’s benefits, in the aggregate, under the benefits plans, incentive plans, and securities plans; (vi) failure to provide a participant with the number of paid vacation days entitled at the time of a change in control; (vii) any material breach by the Company of the Agreement; (viii) any successor or assign of the Company fails to assume the Agreement; (ix) the relocation of the participant’s principal place of employment outside of Dallas County, Texas; or (x) any purported termination not conducted pursuant to a notice of termination by the Company.
The severance benefits provided by the Agreements also include, for 36 months after termination, continuation of all medical, dental, vision, health, and life insurance benefits which were being provided to the named executive officer at the time of termination of employment and a lump sum equivalent to the amount of income tax payable due to the continuation of insurance benefits.

EXECUTIVE COMPENSATION

If each named executive officer’s employment had been terminated on December 31, 2017 under one of the circumstances described in the Agreement in connection with a change in control of the Company, the named executive officers would have received the following:

Name	Restricted Stock(1)	Annual Incentive Compensation(2)	Cash Compensation(3)	Continuation of Benefits(4)	Total
Timothy R. Wallace	$27,638,512	$1,312,500	$9,608,125	$53,932	$38,613,069
James E. Perry	8,378,378	450,000	4,021,700	77,261	12,927,339
D. Stephen Menzies	7,812,208	615,000	5,047,850	77,261	13,552,319
William A. McWhirter II	8,426,814	500,000	4,450,750	49,224	13,426,788
S. Theis Rice	3,711,724	350,000	3,282,700	71,098	7,415,522
(1)Accelerated vesting of equity awards.
(2)Assumes payment of 2017 annual incentive compensation at target amount.
(3)Cash lump sum equal to three times base salary and applicable bonus.
(4)Estimated cost of continuation for 36 months of medical and life insurance benefits and any additional income tax payable by the executive as a result of these benefits.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2017.
Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
John L. Adams	$129,000	$130,023	$15,119	$19,091	$293,233
Rhys J. Best	133,000	130,023	—	5,000	268,023
David W. Biegler	128,000	130,023	21,809	12,253	292,085
Antonio Carrillo	106,000	130,023	713	7,205	243,941
Leldon E. Echols	170,000	130,023	—	26,035	326,058
Ronald J. Gafford	114,000	130,023	—	28,941	272,964
Adrian Lajous	118,000	130,023	—	5,000	253,023
Charles W. Matthews	133,000	130,023	—	5,000	268,023
Douglas L. Rock	124,000	130,023	—	11,268	265,291
Dunia A. Shive	126,000	130,023	—	5,000	261,023

(1)Includes amounts deferred under the 2005 Deferred Plan for Director Fees.
(2)Stock awards are for restricted stock units awarded in 2017 and the grant date fair value dollar amounts computed in accordance with ASC Topic 718. The policy and assumptions made in the valuation of share-based payments are contained in Note 16 of Item 8 of the Company’s Form 10-K for the year-ended December 31, 2017.
(3)As of December 31, 2017, the directors had restricted stock units totaling as follows: Messrs. Adams 69,422; Best 69,970; Biegler 69,276; Carrillo 17,214; Echols 62,158; Gafford 69,276; Lajous 79,827; Matthews 61,039; Rock 50,795; and Ms. Shive 20,441.
(4)Represents for Messrs. Adams, Biegler, and Carrillo the above market earnings from the interest rate equivalent under the 2005 Deferred Plan for Director Fees.
(5)Includes dividend equivalents on stock units in director fee deferral plan. For Messrs. Adams, Best, Biegler, Carrillo, Echols, Gafford, Lajous, Matthews, and Shive includes a $5,000 matching contribution by the Company in their name pursuant to the Company’s program of matching charitable contributions. The maximum annual contribution that may be matched under that program is $5,000 per individual.

Director Compensation Discussion

Each director of the Company who is not a compensated officer or employee of the Company received cash compensation in 2017 as follows:

•	Board member — annual retainer of $70,000

•	Presiding Director — annual retainer of $15,000

•	Chairs of Committees — annual retainer of $15,000

•	Board meeting fee and Committee meeting fee of $2,000 for each meeting attended

DIRECTOR COMPENSATION

In addition, the Company paid directors a fee equal to $2,000 per day for ad hoc or special assignment work performed for or at the request of the CEO.
The Board has also established a cash equivalent value as a guide for annual equity compensation for directors of $130,000 and for 2017 used the share price on the date of grant as the basis for awards. Following their election at the Annual Meeting of Stockholders in May 2017, each director who was not also an executive officer of the Company was granted 4,805 restricted stock units or restricted stock, with dividend equivalents, that are convertible into 4,805 shares of Common Stock upon departure from the Board. The share price used to calculate these awards at the time of granting was $27.06. The amount listed in the “Stock Awards” column of the “Director Compensation Table” is the grant date fair value dollar amount computed in accordance with ASC Topic 718. The grant date fair value for these awards was $27.06 per share. Upon joining the Board, a director receives a prorated grant, subject to a minimum of 50% of the previous annual grant amount.
The Company has modified the director compensation for 2018 for each director of the Company who is not a compensated officer or employee of the Company as follows:

•	Board member — annual retainer of $70,000

•	Presiding Director — annual retainer of $25,000

•	Chairs of Corporate Governance and Directors Nominating and Finance and Risk Committees — annual retainer of $15,000

•	Chairs of Audit and Human Resources Committees — annual retainer of $20,000

•	Board meeting fee and Committee meeting fee of $2,000 for each meeting attended

•	Ad hoc or special assignment work performed for or at the request of the CEO - $2,000 per day

•	Annual equity compensation — $130,000, using the share price on the date of grant as the basis for awards
Non-employee directors may elect, pursuant to the 2005 Deferred Plan for Director Fees (the “Director Deferred Plan”), to defer the receipt of all or a specified portion of the fees to be paid to him or her. Deferred amounts are credited to an account on the books of the Company and treated as if invested either at an interest rate equivalent (5% in 2017) or, at the director’s prior election, in units of the Company’s Common Stock at the closing price on the New York Stock Exchange on the last day of the quarter following the date that a payment is credited to the director’s account, or if the last day of the quarter is not a trading day, on the next succeeding trading day. Such stock units are credited with amounts equivalent to dividends paid on the Company’s Common Stock. Upon ceasing to serve as a director or a change in control, the value of the account will be paid to the director in annual installments not exceeding ten years according to the director’s prior election.

Fees deferred pursuant to the Director Deferred Plan are credited to the director’s account monthly. Fees that are not deferred pursuant to the Director Deferred Plan are paid in cash quarterly, in arrears.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, the Company is providing the following information about the relationship of the median of the annual total compensation of its employees and the annual total compensation of Mr. Wallace, the CEO.
For 2017, the Company’s last completed fiscal year:

▪	the median of the annual total compensation of all employees of the Company (other than the CEO), was $35,443; and

▪	the annual total compensation of the CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $8,954,976.
Based on this information, for 2017 the ratio of the median of the annual total compensation of all employees to the annual total compensation of Mr. Wallace was 253 to 1.
The Company used the following methodology, material assumptions and adjustments to identify the median of the annual total compensation of all its employees and to determine the annual total compensation of the “median employee”:

▪
The Company determined that, as of December 31, 2017, its employee population consisted of approximately 15,000 individuals working at Trinity and its consolidated subsidiaries. This population consisted of full-time, part-time, seasonal and temporary employees based on those individuals who were determined to be employees using the Internal Revenue Code test.

▪
As permitted under SEC rules, the Company adjusted the employee population to exclude 90 non-U.S. employees (or less than 1% of the employee population) from the following foreign jurisdictions such that a total of 14,958 individuals were used in determining the median employee:

▪	Canada: 82 employees

▪	United Kingdom: 4 employees

▪	Singapore: 3 employees

▪	Sweden: 1 employee
For the Company’s employees in Mexico, amounts were converted from Mexican pesos to U.S. dollars using the 2017 calendar year twelve month average exchange rate.
The Company determined each employee’s base salary and cash performance incentive compensation paid during 2017 as reflected in the Company payroll records. The Company identified its median employee from its adjusted employee population based on this compensation measure.
The ratio disclosed above is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K. The specific dollar amounts used to determine the annual total compensation of the identified “median employee” shown above are different from the actual compensation measure described above that was used to identify the “median employee” and may not be comparable to the ratio used at other companies. The Company is disclosing this ratio in accordance with SEC requirements.

TRANSACTIONS WITH RELATED PERSONS

The Governance Committee has adopted a Policy and Procedures for the Review, Approval, and Ratification of Related Person Transactions. In accordance with the written policy, the Governance Committee, or the chair of such committee, as applicable, is responsible for the review, approval, and ratification of all transactions with related persons that are required to be disclosed under the rules of the SEC. Under the policy, a related person includes any of the Company’s directors, executive officers, certain stockholders, and any of their respective immediate family members. The policy applies to Related Person Transactions which are transactions in which the Company participates, a related person has a direct or indirect material interest, and the amount exceeds $120,000. Under the policy, the Chief Legal Officer (the “CLO”) will review potential transactions and in consultation with the CEO and CFO will assess whether the proposed transaction would be a Related Person Transaction. If the CLO determines the proposed transaction would be a Related Person Transaction, the proposed transaction is submitted to the Governance Committee, or the chair of such committee, as applicable, for review and consideration. In reviewing Related Person Transactions, the Governance Committee, or the chair of such committee, as applicable, shall consider all relevant facts and circumstances available, including, but not limited to the following:

•	the benefits to the Company of the Related Person Transaction;

•	the impact of a director’s independence if the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer;

•	the availability of other sources for comparable products and services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or employees generally.

After reviewing such information, the Governance Committee, or the chair of such committee, as applicable, may approve the Related Person Transaction if the committee, or the chair of the committee, as applicable, concludes in good faith that the Related Person Transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders.
Under the policy, the HR Committee must approve hiring of immediate family members of executive officers or directors and any subsequent material changes in employment or compensation.
Employed family members of directors and executive officers with total compensation for 2017 in excess of $120,000 are as follows:

•
Mr. Patrick S. Wallace, brother of Timothy R. Wallace, is an officer of a subsidiary of the Company. His total compensation was $1,457,651 for 2017, which includes base salary; annual incentive compensation; matching contributions to defined contribution plans; perquisite allowance; and the aggregate grant date fair value of all equity awards pursuant to ASC 718.

•
Mr. Luis Pardo, brother-in-law of Antonio Carrillo, is an officer of a subsidiary of the Company. His total compensation was $1,336,181 for 2017, which includes base salary; annual incentive compensation; a contribution to a Mexican statutory pension; perquisite allowance; and the aggregate grant date fair value of all equity awards pursuant to ASC 718.

•
Mr. Matt Pittman, brother-in-law of James E. Perry, is an employee of the Company. His total compensation was $523,741 for 2017, which includes base salary; annual incentive compensation; matching contributions to defined contribution plans; and the aggregate grant date fair value of all equity awards pursuant to ASC 718.

•
Mr. Sean K. Fisher, son of Mary E. Henderson, is an employee of the Company. His total compensation was $136,854 for 2017, which includes base salary; annual incentive compensation; matching contributions to defined contribution plans; and the aggregate grant date fair value of all equity awards pursuant to ASC 718.

•
Ms. Grace E. Pillers, daughter of Timothy R. Wallace, is an employee of the Company. Her total compensation was $121,147 for 2017, which includes base salary; annual incentive compensation; matching contributions to defined contribution plans; and the aggregate grant date fair value of all equity awards pursuant to ASC 718.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table presents the beneficial ownership of the Company’s Common Stock as of March 12, 2018(1), except as noted for (i) each person beneficially owning more than 5% of the outstanding shares of the Company’s Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table, and (iv) all of the Company’s directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder possesses sole voting and investment power with respect to its, his or her shares. The business address of each of the Company’s directors and executive officers is c/o Trinity Industries, Inc., 2525 N. Stemmons Freeway, Dallas, Texas 75207.

Name	Amount and Nature of Ownership of Common Stock(2)		Percent of Class(3)
Directors:
John L. Adams	143,511		*
Rhys J. Best	114,227		*
David W. Biegler	89,527		*
Antonio Carrillo	22,214		*
Leldon E. Echols	73,915		*
Ronald J. Gafford	84,727		*
Adrian Lajous	79,827		*
Charles W. Matthews	61,039		*
Douglas L. Rock	50,795		*
Dunia A. Shive	20,441		*
Named Executive Officers:
Timothy R. Wallace	1,536,681		1.0%
James E. Perry	325,475		*
D. Stephen Menzies	195,819		*
William A. McWhirter II	143,792		*
S. Theis Rice	195,879		*
All Directors and Executive Officers as a Group (17 persons):	3,285,404		2.2%
Other 5% Owners:
ValueAct Capital	21,407,891	(1)	14.2% (1)
The Vanguard Group	12,579,381	(4)	8.4%
BlackRock, Inc.	12,482,214	(5)	8.3%

*Less than one percent (1%)
(1)ValueAct Capital and its affiliates, One Letterman Drive, Building D, Fourth Floor, San Francisco, CA 94129, reported to the SEC on a Form 4 filed on March 27, 2018, that they have shared voting and shared dispositive power over 21,407,891 shares.
(2)Unless otherwise noted, all shares are owned directly, and the owner has the right to vote the shares, except for shares that officers and directors have the right to acquire through the exercise of stock options or through restricted stock units held as of March 12, 2018, or within 60 days thereafter, as follows: Adams 69,422; Best 69,970; Biegler 69,276; Carrillo 17,214; Echols 62,158; Gafford 69,276; Lajous 79,827;

SECURITY OWNERSHIP

Matthews 61,039; Rock 50,795; Shive 20,441; and all directors and executive officers as a group 588,742 shares. Includes shares indirectly held through the Company’s 401(k) Plan as follows: Wallace 3,849; Perry 184; McWhirter 1,873; Rice 5,373; and all executive officers as a group 12,414 shares. At March 12, 2018, no directors or executive officers had any shares pledged as security.
(3)Percentage ownership is based on number of shares of common stock outstanding as of March 12, 2018.
(4)The Vanguard Group and its subsidiaries, 100 Vanguard Blvd., Malvern, PA 19355, reported to the SEC on an Amendment to Schedule 13G filed on February 9, 2018, that they have sole voting power over 79,899 shares, shared voting power over 17,702 shares, sole dispositive power over 12,492,771 shares, and shared dispositive power over 86,610 shares.
(5)BlackRock, Inc. and its affiliates, 55 East 52nd Street, New York, NY 10055, reported to the SEC on an Amendment to Schedule 13G filed January 23, 2018, that they have sole voting power over 11,914,595 shares and sole dispositive power over 12,482,214 shares.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors, and persons who own more than ten percent of the Company’s Common Stock to file initial reports of ownership and changes in ownership with the SEC.
Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To the Company’s knowledge, based on a review of reports furnished to it and written representations from reporting persons, each individual who was required to file such reports complied with the applicable filing requirements during 2017.

Stockholder Proposals for the 2019 Proxy Statement

Stockholder proposals to be presented at the 2019 Annual Meeting of Stockholders, for inclusion in the Company’s Proxy Statement and form of proxy relating to the meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Corporate Secretary of the Company, no later than December 7, 2018. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.

Director Nominations or Other Business for Presentation at the 2019
Annual Meeting

Under the Bylaws of the Company, a stockholder must follow certain procedures to place in nomination persons for election as directors at an annual meeting of stockholders or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to place in nomination persons for directors, and/or bring a proper subject of business before an annual meeting, must do so by a written notice timely received (on or before March 8, 2019, but no earlier than February 6, 2019, for the 2019 Annual Meeting) to the Secretary of the Company. If the notice relates to introducing an item of business at the annual meeting of stockholders, it shall contain the following: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the

ADDITIONAL INFORMATION

name and record address of the stockholder proposing such business; (iii) the number of shares of the Company which are beneficially owned by the stockholder; (iv) a description of all arrangements and understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholders and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. If the notice relates to a nomination for director, it must also set forth the following: (i) the name, age, business address and residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee; (iii) the number of shares of the Company which are beneficially owned by the proposed nominee; (iv) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for the election of directors pursuant to the securities laws; (v) a description of all arrangements or understandings between the nominating stockholder and the proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the nominating stockholder; (vi) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the proposed nominee; and (vii) any other information relating to the nominating stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors under the securities laws. In addition, the proposed nominee must deliver a written representation or agreement that such person will comply, if elected or re-elected as a director of the Company, with all policies and guidelines applicable to all directors of the Company, including, without limitation, applicable corporate governance, conflict of interest and confidentiality policies and guidelines. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director.
The Chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures. Copies of the Company’s Bylaws are available from the Secretary of the Company.
See “Corporate Governance and Directors Nominating Committee” for the process for stockholders to follow to suggest a director candidate to the Governance Committee for nomination by the Board.

Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission, including financial statements, was included with the Annual Report mailed to each stockholder. Stockholders may obtain without charge another copy of the Form 10-K, excluding certain exhibits, by writing to Bryan P. Stevenson, Vice President, Associate General Counsel and Secretary, Trinity Industries, Inc., 2525 N. Stemmons Freeway, Dallas, Texas 75207.

OTHER BUSINESS
Management of the Company is not aware of other business to be presented for action at the Annual Meeting; however, if other matters are presented for action, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.
By Order of the Board of Directors
BRYAN P. STEVENSON
Vice President, Associate General Counsel and Secretary
April 6, 2018

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

TRINITY INDUSTRIES, INC. 2525 N. STEMMONS FREEWAY DALLAS, TX 75207	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:								KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			☐	☐	☐
1.	Election of Directors
Nominees
01	John L. Adams	02	Rhys J. Best		03	David W. Biegler	04	Antonio Carrillo	05	Leldon E. Echols
06	Ronald J. Gafford	07	Charles W. Matthews		08	Douglas L. Rock	09	Dunia A. Shive	10	Timothy R. Wallace

The Board of Directors recommends you vote FOR proposals 2. and 3.									For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.								☐	☐	☐
3.	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.								☐	☐	☐
NOTE: Any other matters that may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

TRINITY INDUSTRIES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS - May 7, 2018

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-690-6903, or via the Internet at WWW.PROXYVOTE.COM. Have your proxy card in hand and follow the instructions.

The undersigned hereby appoints Timothy R. Wallace, Leldon E. Echols and Bryan P. Stevenson and each of them with full power of substitution, attorneys, agents and proxies (“agents”) of the undersigned to vote as directed on the reverse side the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Trinity Industries, Inc. to be held at its offices, 2525 N. Stemmons Freeway, Dallas, Texas 75207, on Monday, May 7, 2018 at 8:30 a.m. Central Daylight Time, and at any adjournment or adjournments thereof. If more than one of the above agents shall be present in person or by substitution at such meeting or at any adjournment thereof, the majority of said agents so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said agents, their substitutes, or any of them, may lawfully do by virtue hereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side